UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Peapack-Gladstone Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 29, 2025

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation (the “Company”) will be held online on Tuesday, April 29, 2025 at 10:00 a.m., Eastern time. The Annual Meeting will be held in a virtual format only. You will not be able to attend the Annual Meeting physically. At the meeting, shareholders will be asked to consider and vote:

1.
To elect fourteen directors to serve for a one-year term and until their successors shall have been duly elected and qualified.
2.
To approve, on a non-binding basis, the compensation of the Company’s named executive officers.
3.
To approve the Peapack-Gladstone Financial Corporation 2025 Long-Term Incentive Plan.
4.
To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
5.
Such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 5, 2025 are entitled to receive notice of, and to vote at, the meeting.

You are urged to carefully read the attached proxy statement relating to the meeting.

Whether or not you expect to attend the virtual meeting, we urge you to exercise your right to vote as promptly as possible.

By Order of the Board of Directors

Kenneth Geiger

Corporate Secretary

Bedminster, New Jersey

March 20, 2025

YOUR VOTE IS IMPORTANT.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

OR VOTE BY TELEPHONE OR VIA THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 29, 2025

This Proxy Statement and our Annual Report on Form 10-K are available at

www.edocumentview.com/PGC

Peapack-Gladstone Financial Corporation

Proxy Statement

PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

PROXY STATEMENT

This proxy statement is furnished to the shareholders of Peapack-Gladstone Financial Corporation (“Peapack-Gladstone” or the “Company”) in connection with the solicitation by the Board of Directors of Peapack-Gladstone of proxies for use at the Annual Meeting of Shareholders to be held virtually on Tuesday, April 29, 2025 at 10:00 a.m., Eastern time.

The Annual Meeting will be held in a virtual format only. You will not be able to attend the Annual Meeting physically.

This proxy statement is first being made available to shareholders on or about March 20, 2025.

ATTENDING THE MEETING

The annual meeting will be a virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You are entitled to participate in the annual meeting only if , as of the close of business on March 5, 2025, you were a shareholder of record of the Company (a “Registered Holder”) or if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (a “Beneficial Holder”) and hold a valid legal proxy for the Annual Meeting.

As a Registered Holder, you will be able to attend the Annual Meeting online, submit your questions online and vote by visiting https://meetnow.global/MXDAAPC and following the instructions on your Notice proxy card or voting instruction form.

If you are a Beneficial Holder and want to attend the Annual Meeting online with the ability to submit your questions online and/or vote, you must submit proof of your proxy power from your broker or bank reflecting your Peapack-Gladstone Financial Corporation stock holdings (“Legal Proxy”) along with your name and e-mail address to Computershare.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 24, 2025. You will receive confirmation of your registration by e-mail after we receive your registration materials.

Requests for registration should be directed to us at the following:

By e-mail: Forward the e-mail from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail:	Computershare Peapack-Gladstone Financial Corporation Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

VOTING INFORMATION

Outstanding Securities and Voting Rights

The record date for determining shareholders entitled to notice of, and to vote at, the meeting is March 5, 2025. Only shareholders of record as of the record date will be entitled to notice of, and to vote at, the meeting.

On the record date, 17,596,195 shares of Peapack-Gladstone’s common stock, no par value, were outstanding and eligible to vote at the meeting. Each share of Peapack-Gladstone’s common stock is entitled to one vote.

Delivery of Proxy Materials

The 2025 notice of annual meeting of shareholders, this proxy statement, the Company’s 2024 annual report on Form 10-K and the proxy card or voting instruction form are referred to as our “proxy materials.” Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to certain shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials (an “E-Proxy Notice”), which provides general information about the annual meeting, the matters to be voted on at the annual meeting, the website where our proxy materials are available for review, downloading and printing, and instructions on how to submit proxy votes. The E-Proxy Notice also provides instructions on how to request a paper copy of the proxy materials and how to elect to receive either a paper copy or an electronic copy of the proxy materials for future meetings.

Shareholders that have previously elected to receive proxy materials via electronic delivery will receive an e-mail with the proxy statement, annual report and instructions on how to vote. Shareholders who previously elected to receive paper copies of the proxy materials will receive a physical copy of the proxy statement, annual report and instructions on how to vote.

Householding

When more than one holder of our common stock shares the same address, we may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of our common stock in “street name” for more than one beneficial owner with the same address may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly upon written or oral request a separate copy of the E-Proxy Notice or set of proxy materials, as applicable, to any shareholder of record at a shared address to which a single copy of those documents was delivered. To receive additional copies, you may write to or call Kenneth Geiger, Corporate Secretary of Peapack-Gladstone, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921 or (908) 443-5388. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf to request an additional copy of the E-Proxy Notice or proxy materials.

If you are a shareholder of record and are either receiving multiple E-Proxy Notices or multiple paper copies of the proxy materials and wish to request future delivery of a single copy or are receiving a single E-Proxy Notice or copy of the proxy materials and wish to request future delivery of multiple copies, please contact Kenneth Geiger, Corporate Secretary at the address or telephone number above. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf.

Required Vote

The presence, online or by proxy, of a majority of the shares entitled to vote is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted to determine a quorum. A broker non-vote occurs when a broker holding shares for a beneficial holder does not vote on a particular proposal because the broker does not have discretionary power to vote with respect to that item and has not received voting instructions from the beneficial owner.

The election of directors requires the affirmative vote of a plurality of Peapack-Gladstone’s common stock voted at the meeting, whether voted online or by proxy. This means that the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will have no impact on the election of directors.

The approval (1) on a non-binding basis, of the compensation of the Company’s named executive officers, (2) of the Peapack-Gladstone Financial Corporation 2025 Long-Term Incentive Plan and (3) of the ratification of the appointment of Crowe LLP each requires the affirmative vote of a majority of the votes cast at the meeting, whether voted online or by proxy. Abstentions and broker non-votes will have no impact on the approval of these proposals.

All shares represented by valid proxies received pursuant to this solicitation will be voted as follows, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised:

•
Proposal 1 – "FOR" the election of the 14 nominees for director;
•
Proposal 2 – "FOR" the approval, on a non-binding basis, of the compensation of the Company’s named executive officers;

•
Proposal 3 – "FOR" the approval of the Peapack-Gladstone Financial Corporation 2025 Long-Term Incentive Plan; and
•
Proposal 4 – "FOR" the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Should any other matter properly come before the meeting, the persons named as proxies will vote upon such matters in their discretion.

Voting

We are offering you four ways to vote your shares:

Internet. To vote using the Internet, access the webpage at www.envisionreports.com/PGC and follow the on-screen instructions or scan the QR code on your E-Proxy Notice or proxy card with your smartphone. Have your proxy card available when you access the webpage.

Telephone. To vote by telephone, call, toll free, 1-800-652-VOTE(8683) and follow the instructions. Have your proxy card available when you call.

Mail. To vote by mail, please sign your name exactly as it appears on your proxy card and date and mail your proxy card in the envelope provided as soon as possible.

Online at the Meeting. The method by which you vote will not limit your right to vote online at the meeting if you decide to attend virtually. To be admitted to the Annual Meeting, you must go online to https://meetnow.global/MXDAAPC and enter the control number found on your proxy card. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Revocability of Proxy

Any shareholder giving a proxy has the right to attend the meeting virtually and to vote online at the meeting in person. A proxy may be revoked prior to the meeting by submitting a later-dated proxy or by submitting a written revocation to Kenneth Geiger, Corporate Secretary, Peapack-Gladstone, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921. A proxy may be revoked at the meeting by voting online at the meeting. Attendance at the meeting will not in itself constitute revocation of a proxy.

Participants in the Peapack Private Bank & Trust Employee Savings and Investment Plan (the "401(k) Plan")

If you hold shares of Company common stock in the 401(k) Plan, you will receive a vote authorization card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants.

The deadline for returning your vote authorization card is April 23, 2025.

Solicitation of Proxies

This proxy solicitation is being made by the Board of Peapack-Gladstone and the cost of the solicitation will be borne by Peapack-Gladstone. In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail or facsimile transmission by directors, officers and employees of Peapack-Gladstone and its subsidiaries. Directors, officers and employees will not be compensated for such solicitation activities. Peapack-Gladstone will pay $6,500 plus certain out of pocket costs to Laurel Hill Advisory Group LLC, a proxy solicitor firm for its proxy solicitation services. Peapack-Gladstone will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and Peapack-Gladstone will reimburse them for their reasonable expenses incurred in forwarding the materials.

CORPORATE GOVERNANCE

General and Corporate Governance Principles

The business and affairs of Peapack-Gladstone are managed under the direction of the Board of Directors. Members of the Board are kept informed of Peapack-Gladstone’s business through discussions with our President and Chief Executive Officer (the "CEO") and Peapack-Gladstone’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of Peapack-Gladstone’s subsidiary bank, Peapack-Gladstone Bank, which was renamed Peapack Private Bank & Trust, effective January 1, 2025 (the “Bank”), during 2024. The Board of Directors of Peapack-Gladstone and Peapack Private Bank & Trust each held 11 meetings during 2024. During 2024, each director of Peapack-Gladstone attended at least 75% of the total number of meetings of Peapack-Gladstone’s Board and committees on which such director served.

The Board has adopted Corporate Governance Principles, which are intended to provide guidelines for the governance of Peapack-Gladstone, including: the qualification and selection of the Board of Directors and its committees; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; director compensation; director orientation and continuing education; and the evaluation of the performance of the CEO. The Corporate Governance Principles are available in the Government Documents portion of the Investor Relations section of Peapack-Gladstone’s website located at www.peapackprivate.com.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is comprised of 14 members, all of whom are independent directors under applicable NASDAQ Stock Market (“NASDAQ”) rules, except for Douglas L. Kennedy, our CEO. The Company maintains a Risk Committee, which, along with our Board of Directors, is responsible for overseeing the Company’s risk management. The Board receives and reviews a company-wide risk assessment annually. While the Risk Committee and the Board oversee the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is appropriate for addressing the risks facing the Company. Our independent directors conduct separate executive sessions to discuss Company affairs on at least a semi-annual basis and more frequently as necessary. The Chair of the Board, who is independent, presides over these sessions. If in the future our Board Chair is not independent, our bylaws require the appointment of an independent lead director.

We believe that having a separate Chair and CEO, independent chairs and membership for each of our Audit, Compensation and Nominating Committees and holding executive sessions of independent directors provides the right form of leadership for the Company. Separating the Chair and CEO positions allows the CEO to better focus on his responsibilities of running the Company, enhancing shareholder value and better positioning the Company for future growth, while our experienced independent directors provide oversight of Company operations and provide different perspectives based on the directors’ experience, oversight and expertise.

Director Independence

The Board has determined that a majority of the directors and all current members of the Nominating, Compensation, and Audit Committees are “independent” in accordance with NASDAQ rules. The Board has determined that the members of the Audit Committee are also “independent” under the heightened standards of independence under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board’s conclusion follows a review by the Nominating Committee and management of the responses of the directors to questions regarding employment history, transactions with the Bank, affiliations and family and other relationships.

To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Peapack-Gladstone fall within these categories is independent absent any other relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director:

•
A loan made by the Bank to a director, his or her immediate family member or an entity affiliated with a director or his or her immediate family member, or a loan personally guaranteed by such persons, if such loan (1) complies with state and federal regulations on insider loans, where applicable; (2) is not classified as substandard, doubtful or loss; and (3) is on customary and usual market terms and conditions.

•
A deposit, trust, insurance brokerage, securities brokerage or similar customer relationship between Peapack-Gladstone or its subsidiaries and a director, his or her immediate family member or an affiliate of his or her immediate family member if such relationship is on customary and usual market terms and conditions.
•
The employment by Peapack-Gladstone or its subsidiaries of any immediate family member of the director if the employee serves below the level of senior vice president.
•
Annual contributions by Peapack-Gladstone or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed $20,000 in any calendar year and the contribution is made in the name of Peapack-Gladstone.
•
Purchases of goods or services by Peapack-Gladstone or any of its subsidiaries from a business in which a director or his or her immediate family member is a partner, shareholder or officer, if the director or his or her immediate family member owns five percent or less of the equity interests of that business and does not serve as an executive officer of the business.
•
Purchases of goods or services by Peapack-Gladstone or any of its subsidiaries from a business in which the director or his or her immediate family member is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her immediate family member or such business in the last calendar year does not exceed the greater of $60,000 or two percent of the gross revenues of the business.
•
Fixed retirement benefits paid or payable to a director either currently or on retirement.

The following categories or types of transactions, relationships or arrangements were considered by the Board in determining that each listed director is independent in accordance with the NASDAQ rules.

Independent Director	Category of Type

Susan A. Cole	Deposits, Wealth Management

Anthony J. Consi, II	Deposits

Richard Daingerfield	Loans, Deposits, Wealth Management

Edward A. Gramigna	Loans, Deposits, Wealth Management

Peter D. Horst	Deposits

F. Duffield Meyercord	Loans, Deposits, Wealth Management

Philip W. Smith	Loans, Deposits, Wealth Management, Employment of Immediate Family Member*

Beth Welsh	Loans, Deposits

* Mr. Smith’s sister in-law, Anne Smith was promoted to Senior Managing Director in 2017. Anne Smith is not an executive officer of the Company.

Shareholder Communication with Directors

The Board of Directors has established the following procedures for shareholder communications with the Board of Directors or the Chair, who presides over the independent director sessions:

•
Shareholders wishing to communicate with the Board of Directors or the Chair should send any communication to either the Board of Directors or the Presiding Director of Independent Director Sessions, Peapack-Gladstone Financial Corporation, c/o Kenneth Geiger, Corporate Secretary, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921. Any such communication should state the number of shares owned by the shareholder.
•
The Corporate Secretary will forward such communication to the Board of Directors, the Chair or as appropriate to the particular Committee Chair, unless the communication is a personal or similar grievance, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

•
The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by any Board member, and will regularly review all such communications with the Board, the Chair or the appropriate Committee Chair.

Committees of the Board of Directors

The Board of Directors maintains an Audit Committee, a Compensation Committee, a Nominating Committee, and a Risk Committee. The following table identifies the members of each of these committees as of March 5, 2025. All members of each committee are independent in accordance with the NASDAQ listing requirements. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operations. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters are available in the Governance Documents portion of the Investor Relations section of the Company’s web site (www.peapackprivate.com).

Director	Audit Committee	Compensation Committee	Nominating Committee	Risk Committee
Carmen M. Bowser			X	X
Patrick M. Campion		X
Susan A. Cole
Anthony J. Consi, II	X	X		X
Richard Daingerfield	X			X*
Edward A. Gramigna, Jr.	X		X*
Peter D. Horst			X
Steven A. Kass	X*			X
Douglas L. Kennedy
F. Duffield Meyercord		X*	X
Patrick J. Mullen	X			X
Philip W. Smith, III			X
Tony Spinelli		X		X
Beth Welsh	X			X
Number of meetings in 2024	8	6	1	6

* Chairperson

Audit Committee

The Board of Directors has determined that Messrs. Consi and Kass meet the SEC criteria of an “audit committee financial expert.”

The Audit Committee charter provides the Audit Committee with the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. Other responsibilities of the Audit Committee include: reviewing the scope and results of the audit with our independent auditors; reviewing with management and our independent auditors, Peapack-Gladstone’s interim and year-end operating results, including earnings releases; considering the appropriateness of the internal accounting and auditing procedures of Peapack-Gladstone; considering our auditors’ independence; reviewing examination reports by bank regulatory agencies; reviewing audit reports prepared by the Internal Audit Department of Peapack-Gladstone; reviewing audit reports prepared by any outside firm that may conduct internal audit functions for Peapack-Gladstone; and reviewing the response of management to those reports. The Audit Committee reports to the Board pertinent matters coming before it.

Compensation Committee

The Compensation Committee recommends to the independent members of the Board the CEO’s compensation, sets specific compensation for executive officers (other than the CEO) and ratifies general compensation levels for all other officers and employees. It also administers our long-term stock incentive plans, including the phantom stock plan, and makes awards under those plans. The Compensation Committee also recommends Board compensation. In setting compensation levels, the Compensation Committee analyzes and considers overall Company performance, individual job performance, the overall need of the Company to attract, retain and incentivize executive talent, the total cost of the compensation programs, and peer compensation.

The Compensation Committee has the authority to and responsibility for the appointment, retention, compensation and oversight of compensation consulting and advisory firms as it deems appropriate to its role. In 2024, the Compensation Committee engaged the services of Aon PLC, an independent compensation consulting firm specializing in executive compensation, which provided an updated competitive market analysis and peer group data and assisted with the Pay versus Performance and CEO Pay Ratio disclosures. Aon reports directly to the Compensation Committee and carries out its responsibilities to the Compensation Committee in coordination with the Chief Human Resources Officer and/or the Chief Financial Officer as requested by the Compensation Committee.

Risk Committee

The Risk Committee provides oversight and guidance for the Bank’s Enterprise Risk Management initiatives, including risk governance structure, risk management and risk assessment guidelines, policies and procedures, and the evaluation of market, credit, operational and reputational risks and the Bank’s risk tolerance. Risk assessment and risk management are the responsibility of the Bank’s management. The Committee’s responsibility consists of oversight and review.

Nominating Committee

The Nominating Committee reviews the qualifications of and recommends to the Board candidates for election as directors of Peapack-Gladstone and the Bank, recommends committee assignments, and discusses management succession for the Chair and the CEO positions. The Nominating Committee is also charged with reviewing the Board’s adherence to the Corporate Governance Principles and the Code of Business Conduct and Conflict of Interest Policy. The Nominating Committee reviews recommendations from shareholders regarding director candidates and any shareholder proposals. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.”

Nomination of Directors

Nominations for director may be made only by the Board of Directors, a committee of the Board or by a shareholder of record. The Board of Directors has established minimum criteria for members of the Board, which include:

•
Being respected members of their communities and of high ethical and moral standards and having sound personal finances.
•
Not serving on the board of directors of any other bank that serves the same market area as Peapack-Gladstone.
•
An appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board.
•
The candidate being able to read and understand fundamental financial statements and being financially sophisticated as described in the NASDAQ rules, or considered to be an audit committee financial expert as defined pursuant to the SEC rules.
•
Being independent under the NASDAQ rules and Company policies.
•
Demonstrated character and reputation, both personal and professional.
•
Willingness and ability to develop new business for the Company.
•
Contributes to the diversity of the Board with regard to gender, race, ethnicity and/or cultural background.
•
Willingness to apply sound and independent business judgment.
•
Ability to work productively with the other members of the Board.
•
Availability for the substantial duties and responsibilities of a Peapack-Gladstone director.

The Nominating Committee considers diversity of experience, both of the individual under consideration and of the Board as a whole, as a factor in identifying nominees for director.

The Nominating Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. Shareholders wishing to submit a director candidate for consideration by the Nominating Committee must submit such director candidate recommendations to the Nominating Committee, c/o the Corporate Secretary, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921, in writing, not less than 120 nor more than 150 days prior to the first anniversary date of the prior year’s annual meeting. For our annual meeting in 2025, we must have received this notice between November 30, 2025 and December 30, 2025. The Nominating Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate.

Shareholders who wish to nominate a director must also follow the requirements in our bylaws. For information regarding shareholder nominations of director candidates, see “Shareholder Proposals” below.

You can obtain a copy of our policy regarding shareholder recommendations for director candidates by writing to Kenneth Geiger, Corporate Secretary, Peapack-Gladstone Financial Corporation, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921.

Hedging Policy

Peapack-Gladstone maintains a policy prohibiting our executives and directors from hedging shares, including buying or selling puts or calls, short sales, or engaging in any other transaction designed to hedge or offset any decrease in the market value of the Peapack-Gladstone's stock.

Insider Trading Policy

We have adopted an insider trading policy applicable to directors, officers and employees of Peapack-Gladstone that governs the purchase, sale and/or other dispositions of our common shares and other securities by our directors, executive officers, employees and any member of his or her immediate family living in his or her household. The insider trading policy prohibits trading in Company securities when the director, executive or employee has material, non-public information about Peapack-Gladstone. In addition to the above restrictions, the insider trading policy requires that our Section 16 officers pre-clear every transaction involving company securities with Peapack-Gladstone’s compliance officers. Additionally, directors and certain officers are prohibited from trading in Company securities during certain blackout periods.

The foregoing summary of our insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Policies and Practices Related to the Grant of Stock Options

The Compensation Committee and the Board of Directors of Peapack-Gladstone have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under Peapack-Gladstone’s insider trading policy. Consequently, Peapack-Gladstone has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding or one business after the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information to impact the value of executive compensation. Peapack-Gladstone did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2024.

Code of Business Conduct and Conflict of Interest Policy

Peapack-Gladstone maintains a Code of Business Conduct and Conflict of Interest Policy, which applies to Peapack-Gladstone’s directors, officers and employees. The Code of Business Conduct and Conflict of Interest Policy is available in the Government Documents portion of the Investor Relations section of Peapack-Gladstone’s website located at www.peapackprivate.com. Peapack-Gladstone will disclose any substantive amendments to or waiver from provisions of the Code of Business Conduct and Conflict of Interest Policy on its website as may be required and within the time period specified under applicable SEC and NASDAQ rules.

DIRECTOR COMPENSATION

The following table summarizes the compensation of the non-employee directors of Peapack-Gladstone in 2024. Douglas L. Kennedy, as a full-time employee, was not compensated for his service rendered as a director.

	Fees Earned
Name	Cash (1)	Stock Awards (2)	Total
Carmen M. Bowser	$49,000	$49,490	$98,490
Patrick M. Campion	47,850	49,490	97,340
Susan A. Cole	35,600	49,490	85,090
Anthony J. Consi, II	81,000	49,490	130,490
Richard Daingerfield	101,000	76,998	177,998
Edward A. Gramigna, Jr.	89,600	71,497	161,097
Peter D. Horst	34,000	49,490	83,490
Steven A. Kass	111,000	87,978	198,978
F. Duffield Meyercord	152,000	164,976	316,976
Patrick J. Mullen	66,000	49,490	115,490
Philip W. Smith, III	34,000	49,490	83,490
Tony Spinelli	62,000	49,490	111,490
Beth Welsh	66,000	49,490	115,490

(1)
In 2024, Peapack-Gladstone paid its directors a $10,000 annual retainer for service on the Board, $900 for each Trust Committee meeting attended, and $2,000 for each regular Board, Executive or other committee meeting they attended. The Board Chair received an additional $80,000 annual retainer. The Audit Committee Chair received an additional $25,000 annual retainer, the Risk Committee Chair received an additional $15,000 annual retainer and the Nominating Committee Chair received an additional $10,000 annual retainer.
(2)
The following table represents the number of phantom units awarded to each director during 2024 and the grant date fair market value of these awards computed in accordance with ASC 718 based on the Peapack-Gladstone stock price on the date of grant of $23.92. The shares vest on March 20, 2025. None of the directors had outstanding restricted stock awards, restricted stock units, or stock options at December 31, 2024. The table below shows the aggregate number of phantom stock units outstanding at December 31, 2024 for each director.

Name	Number of Shares of Phantom Units Awarded in 2024	Grant Date Fair Market Value of Phantom Units Awarded	Aggregate Number of Phantom Units Outstanding at 12/31/2024
Carmen M. Bowser	2,069	$49,490	2,069
Patrick M. Campion	2,069	49,490	2,069
Susan A. Cole	2,069	49,490	2,069
Anthony J. Consi, II	2,069	49,490	2,069
Richard Daingerfield	3,219	76,998	3,219
Edward A. Gramigna, Jr.	2,989	71,497	2,989
Peter D. Horst	2,069	49,490	2,069
Steven A. Kass	3,678	87,978	3,678
F. Duffield Meyercord	6,897	164,976	6,897
Patrick J. Mullen	2,069	49,490	2,069
Philip W. Smith, III	2,069	49,490	2,069
Tony Spinelli	2,069	49,490	2,069
Beth Welsh	2,069	49,490	2,069

BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

The following table sets forth as of March 5, 2025 certain information as to beneficial ownership of each person known to Peapack-Gladstone to own beneficially more than five percent of the outstanding common stock of Peapack-Gladstone.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
BlackRock Inc. (1) 55 East 52d Street New York, NY 10055	1,792,741	11.49%

Dimensional Fund Advisors LP (2) Building One 6300 Bee Cave Road Austin, TX 78746	1,269,472	8.14%

James M. Weichert (3) 1625 State Highway 10 Morris Plains, NJ 07950	1,070,480	6.86%

The Vanguard Group (4) 100 Vanguard Boulevard Malvern, PA 19355	937,205	6.01%

(1)
Based on a Schedule 13G/A filed with the SEC on July 31, 2024.
(2)
Based on a Schedule 13G/A filed with the SEC on December 29, 2023.
(3)
Based on a Schedule 13D/A filed with the SEC on April 30, 2014.
(4)
Based on a Schedule 13G filed with the SEC on January 31, 2025.

Stock Ownership of Directors and Executive Officers

The following table sets forth as of March 5, 2025 the number of shares of Peapack-Gladstone’s common stock, beneficially owned by each of the directors and the executive officers of Peapack-Gladstone for whom individual information is required to be set forth in this proxy statement (the “named executive officers”), and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)		Percent of Class
John P. Babcock	123,556	(3)	0.70
Carmen M. Bowser	12,687		*
Patrick Campion	340		*
Frank A. Cavallaro	8,542	(4)	*
Dr. Susan A. Cole	11,260		*
Anthony J. Consi, II	111,379	(5)	0.63
Richard Daingerfield	22,913		*
Edward A. Gramigna, Jr.	23,155		*
Peter D. Horst	15,102		*
Steven A. Kass	20,245	(6)	*
Douglas L. Kennedy	277,808	(7)	1.58
F. Duffield Meyercord	134,056		0.76
Patrick J. Mullen	7,942		*
Robert Plante	60,276	(8)	*
Gregory M. Smith	12,717		*
Philip W. Smith, III	75,408	(9)	*
Anthony Spinelli	12,067		*
Beth Welsh	14,497		*
All directors and executive officers as a group (27 persons)	1,222,177		6.95% (2)

* Less than one-half of one percent

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting or investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) all shares over which the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record or beneficially by the named person.
(2)
The number of shares of common stock used in calculating the percentage of the class owned by all directors and executive officers as a group includes 17,596,195 shares of common stock outstanding as of March 5, 2025, and 101,797 restricted stock units vesting within 60 days.
(3)
Includes 19,802 restricted stock units.
(4)
Includes 1,614 restricted stock units.
(5)
Includes 2,618 shares owned by an account which Mr. Consi's wife is a trustee.
(6)
Includes 2,500 shares owned by a family partnership and 1,000 shares owned by Mr. Kass’ wife.
(7)
Includes 10,077 shares purchased under the Employee Stock Purchase Plan and 28,905 restricted stock units.
(8)
Includes 3,410 shares purchased under the Employee Stock Purchase Plan and 8,970 restricted stock units.
(9)
Includes 8,443 shares owned by Mr. Smith’s wife and 1,335 shares owned by Mr. Smith’s management company.

Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines, which apply to the Board of Directors, the CEO and the executive officers of the Company and impose the following requirements:

•
All new members elected to the Board must own a minimum of $10,000 in Company stock at the time of his or her appointment;
•
Directors must maintain five times the amount of the annual Company Board retainer for service on the Board in Company stock;
•
The CEO must maintain three times his or her base salary in Company stock; and

•
Executive officers must maintain one time his or her base salary in Company stock.

Individuals can count shares owned in a Company benefit plan towards the stock ownership requirement. There is no set compliance period to meet the guidelines, with the exception of the minimum ownership requirement applicable to new Board members, which must be met at the time of a new Board member’s appointment. However, until the guidelines are achieved, individuals will be required to retain 100% of any net shares received through a Company grant under the 2021 Long-Term Incentive Plan.

In addition, any awards granted to the CEO pursuant to the Peapack-Gladstone 2025 Long-Term Incentive Plan will be subject to a post-vesting one-year holding period requirement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has 14 members. Peapack-Gladstone’s Nominating Committee has recommended to the Board that the 14 current directors be re-elected for one-year terms expiring at Peapack-Gladstone’s 2026 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board may be voted for a substitute nominee selected by the Board. Alternatively, the Board may adopt a resolution to reduce the size of the Board. The Board has no reason to believe that any of the named nominees will be unavailable for election or will not serve if elected.

Unless a shareholder indicates otherwise on the proxy, the proxy will be voted for the persons named in the table below to serve until the expiration of their terms, and thereafter until their successors have been duly elected and qualified.

The following table sets forth the names and ages of the Board’s nominees for election, the nominees’ positions with Peapack-Gladstone (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Peapack-Gladstone. In addition, described below is each director nominee’s particular experience, qualifications, attributes or skills that have led the Board to conclude that the person should serve as a director.

NOMINEES FOR ELECTION AS DIRECTORS

Name and Position With Peapack-Gladstone	Age	Director Since	Principal Occupation or Employment for the Past Five Years; Other Company Directorships
Carmen M. Bowser	70	2017

Retired; former Managing Vice President, Commercial Real Estate Division, Capital One Bank. Ms. Bowser is qualified to serve on the Board of Directors because of her extensive experience in the commercial real estate market, which includes serving as Managing Vice President, Commercial Real Estate Division at Capital One Bank and as Managing Director for Prudential Mortgage Capital Company. Her expertise and leadership experience is invaluable to the oversight of the Bank’s commercial real estate portfolio.

Patrick M. Campion	63	2023

Retired; former Americas Region Head-Wealth Management at Deutsche Bank. Mr. Campion is qualified to serve on the Board of Directors because of his extensive experience in the wealth management business, which includes serving as an executive for more than 20 years leading US regional and international wealth management businesses at Deutsche Bank, HSBC, and Citi Private Bank, driving both financial and cultural transformations. Mr. Campion led successful strategies for business growth, sales and performance management, client experience and regulatory compliance.

Dr. Susan A. Cole	82	2014

Retired; former President of Montclair State University. Dr. Cole is qualified to serve on the Board of Directors because of her 23 years as President of Montclair State University (the second largest university in New Jersey, with approximately 20,000 students), which provides invaluable experience in the oversight of Bank operations.

Anthony J. Consi, II	79	2000

Retired; previously Senior Vice President of Finance and Operations, Weichert Realtors. Mr. Consi is qualified to serve on the Board of Directors because of his 15 years of public accounting experience at Coopers & Lybrand and his 22 years of finance and operations leadership at Weichert Realtors.

Richard Daingerfield	71	2014

Retired; Executive Vice President and General Counsel of Citizens Financial Group, Inc., Boston, Massachusetts from 2010 to 2014. Mr. Daingerfield is qualified to serve on the Board of Directors because of his expertise in corporate governance, executive management, risk management, corporate banking and commercial banking. His broad legal experience with commercial and retail banking, including international and domestic private banking, are invaluable to his role as Risk Committee Chair.

Edward A. Gramigna, Jr.	64	2012

Partner and Member of the Management Board of Faegre Drinker Biddle & Reath LLP. Mr. Gramigna is qualified to serve on the Board of Directors because of his 32 years of experience in trust, estate planning and estate administration, which is invaluable in the oversight of our wealth management division.

Peter D. Horst	63	2019

Retired; previously Chief Executive Officer of PSB, a global research-based consultancy. Mr. Horst also had over 31 years of experience as a Chief Marketing Officer across diverse industries in consumer and business products, services and technology for market leaders such as General Mills, US West, Hershey, Capital One and Ameritrade. Mr. Horst is qualified to serve on the Board of Directors because of his extensive marketing experience, which is invaluable in introducing our expanding wealth management brand to new markets.

Name and Position With Peapack-Gladstone	Age	Director Since	Principal Occupation or Employment for the Past Five Years; Other Company Directorships
Steven A. Kass	68	2018

Retired; previously senior partner of KPMG from 2014 to 2016. Mr. Kass was Chief Executive Officer of Rothstein Kass, an accounting firm that specialized in audit, tax and advisory services to hedge fund, private equity and venture capital clients, before it was sold to KPMG in 2014. Mr. Kass is qualified to serve on the Board of Directors and as Audit Committee Chair because of his public company accounting and management level experience.

Douglas L. Kennedy Chief Executive Officer	68	2012

President and CEO of Peapack-Gladstone and the Bank since 2012. Prior to joining the Company, Mr. Kennedy served as Executive Vice President and Market President at Capital One Bank/North Fork and held key executive level positions with Summit Bank and Bank of America/Fleet Bank. Mr. Kennedy, who began his career in commercial banking in 1978, is qualified to serve on the Board of Directors because of his over 47 years of commercial banking experience, he has demonstrated business leadership, judgment and vision.

F. Duffield Meyercord	78	1991

Chairman of the Board of Peapack-Gladstone and the Bank; Managing Partner of Carl Marks Advisory Group, LLC; President, Meyercord Advisors, Inc. Mr. Meyercord is qualified to serve on the Board of Directors because of his 47 years of experience in directing strategic projects and providing operational advisory services to numerous businesses, which is invaluable to the Board’s oversight of corporate strategy.

Patrick J. Mullen	79	2019

Retired; previously served as the Director of Banking, for the New Jersey Department of Banking and Insurance. Mr. Mullen led the agency responsible for the examination and supervision of all state-chartered banks and credit unions and state-licensed non-bank financial institutions in New Jersey. Mr. Mullen is qualified to serve on the Board of Directors because of his financial services background, which provides invaluable oversight of Bank operations.

Philip W. Smith, III	69	1995

President, Phillary Management, Inc., a real estate management company. Mr. Smith is qualified to serve on the Board of Directors because of his 35 years of experience in commercial real estate agency and management, which is invaluable to the Board’s oversight of the Company’s commercial real estate loan portfolio.

Tony Spinelli	57	2017

Chief Information Officer for Urban One, a multi-media company. Mr. Spinelli also served as Senior Vice President, Chief Information Security Officer, Capital One Bank and as Chief Operating Officer and President, Cyberdivision for Fractal Industries, Inc. Mr. Spinelli is qualified to serve on the Board of Directors because of his expertise in cybersecurity, security engineering and compliance, which provides insight into emerging threats to the Company and our clients.

Beth Welsh	66	2012

General Manager of Bassett Associates, a real estate management company in Summit, New Jersey. Ms. Welsh is qualified to serve on the Board of Directors because of her 27 years of experience in the commercial real estate market as well as her past banking experience, which is invaluable to the Board’s oversight of the Bank’s commercial real estate lending and small business banking.

The members of our Board of Directors collectively demonstrate appropriate leadership skills, experience and judgment in areas that are relevant to our business. We believe that their collective ability to challenge and stimulate management and their dedication to the affairs of the Company serve the interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

DIRECTORS INCLUDED IN PROPOSAL 1.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We believe that our compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives you, as a shareholder of Peapack-Gladstone, the opportunity to endorse or disapprove the compensation for our named executive officers.

Shareholders are provided an opportunity to approve on an advisory, or non-binding basis, the compensation of our named executive officers. Accordingly, we are asking you to vote on the compensation of Peapack-Gladstone’s named executive officers as described under the section “Compensation Discussion and Analysis” and in the tabular disclosure (together with the accompanying narrative disclosure) in this proxy statement. Your vote is advisory and will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The following summarizes the backgrounds of the named executive officers.

•
Douglas L. Kennedy joined the Bank in 2012 as Chief Executive Officer. He is a career banker with over 47 years of commercial banking experience. Previously, Mr. Kennedy served as Executive Vice President and Market President at Capital One Bank/North Fork and held key executive level positions with Summit Bank and Bank of America/Fleet Bank. Mr. Kennedy has a Bachelor’s Degree in Economics and an M.B.A. from Sacred Heart University in Fairfield, Connecticut.
•
Frank A. Cavallaro joined the Bank in October 2022 as Senior Executive Vice President. He became the Chief Financial Officer in November 2022. Prior to joining the Bank, Mr. Cavallaro served as Executive Vice President and Chief Financial Officer at Republic Bank since 2009. Mr. Cavallaro has more than 30 years of experience, where he has held senior level positions at several financial institutions and CPA firms. Mr. Cavallaro has a Bachelor of Science Degree in Accounting from Rutgers University School of Business in Camden, New Jersey and is a Certified Public Accountant.
•
Robert A. Plante joined the Bank in 2017 as Chief Operating Officer. Mr. Plante previously served as Chief Operating Officer at Israel Discount Bank New York. Mr. Plante also served as Chief Information Officer at CIT Group and also held senior leadership positions at GE Capital Global Consumer Finance and with the Geary Corporation, a privately held IT consulting company. Mr. Plante has a Bachelor of Science in Business Administration in Finance from the University of Vermont.
•
John P. Babcock joined the Bank in 2014 as Senior Executive Vice President of the Bank and President of Private Wealth Management. Mr. Babcock has over 43 years of experience in commercial and wealth management/private bank businesses in New York City and regional markets. Prior to joining the Bank, Mr. Babcock was the managing director of the Northeast Mid-Atlantic region for the HSBC Private Bank. Mr. Babcock graduated from Tulane University’s A.B. Freeman School of Business and has an M.B.A. from Fairleigh Dickinson University. Mr. Babcock holds FINRA Series 7, 63 and 24 securities licenses.
•
Gregory M. Smith joined the Bank in 2019 as Executive Vice President, Head of Commercial Banking. Mr. Smith was promoted to President of Commercial Banking in 2021 and oversees commercial banking across the organization including lending, equipment finance, investment banking and corporate advisory, the Bank’s platinum service team and professional services group, the small business administration team, and treasury management and escrow services. Prior to joining the Bank, Mr. Smith served as group sales executive for the Northeast and Mid-Atlantic regions for Capital One Bank and was also a senior regional vice president for Summit Bank. Mr. Smith has a Bachelor of Science in Finance from Fairleigh Dickinson University and an M.B.A in Business Administration from Rider University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

APPROVAL OF THE PEAPACK-GLADSTONE FINANCIAL CORPORATION

2025 LONG-TERM INCENTIVE PLAN

Our Board of Directors has adopted, subject to shareholder approval, the Peapack-Gladstone Financial Corporation 2025 Long-Term Incentive Plan (the “2025 Incentive Plan”). The purpose of the 2025 Incentive Plan is to provide additional incentives for our directors, employees, and service providers to promote our growth and performance and to further align their interests with those of our shareholders. If the 2025 Incentive Plan is approved by shareholders, no more awards will be granted under the Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan (the “Prior Plan”), which is the only existing equity incentive plan of Peapack-Gladstone.

If our shareholders do not approve the 2025 Incentive Plan, Peapack-Gladstone will have an insufficient number of shares available to make equity-based compensation a meaningful part of our overall compensation. As such, we believe our ability to retain and attract talented employees and to execute our growth plan will be adversely affected due to the ability of the competitors of Peapack-Gladstone to offer long-term equity compensation to those individuals. Additionally, we would have to consider providing additional cash compensation to our officers and employees to maintain competitive levels of compensation, thereby diminishing our ability to align compensation with the long-term interests of shareholders.

Governance Highlights of the 2025 Incentive Plan

The 2025 Incentive Plan incorporates certain governance best practices, including

•
Minimum Vesting. Minimum vesting period of one year from the date of grant for all awards granted under the 2025 Incentive Plan, except under certain limited circumstances and with permitted exceptions up to 5% of the shares reserved for grant under the 2025 Incentive Plan.
•
No Single-Trigger for Vesting of Awards Upon a Change in Control. The 2025 Incentive Plan does not provide for vesting of time-based vesting awards based solely on the occurrence of a change in control for awards assumed by a surviving entity, without an accompanying involuntary termination of service (including resignation for good reason).
•
Dividends on Unvested Awards Not Paid Until Vesting. No dividends will be paid on any awards while the awards remain unvested. Dividends on unvested awards will be withheld and paid to participants only after the underlying awards have vested. If the award does not vest, the participant will not receive such dividends.
•
No Cash-Out or Repricing of Underwater Options. No repricing of stock options and no cash buyout of underwater stock options without shareholder approval, except for adjustments with respect to a change in control or an equitable adjustment in connection with certain corporate transactions.
•
Awards Subject to Clawback. The 2025 Equity Incentive Plan provides for a number of forfeiture events including termination for cause, violation of material policies of the Company, automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 related to accounting restatements, and any clawback policy of the Company.
•
Limits on Grants to Directors. The maximum grant date fair value of equity awards that may be awarded to a non-employee director under the 2025 Incentive Plan during one fiscal year is limited so that the value of such equity awards, taken together with any cash fees paid to such non-employee director for his or her service during such fiscal year, do not exceed $450,000 in total value.
•
No Liberal Share Recycling. The 2025 Incentive Plan provides that to the extent a stock option is exercised by using an actual or constructive exchange of shares of stock to pay the exercise price, then the number of shares of stock available shall be reduced by the gross number of shares issued with respect to an award rather than by the net number of shares issued.
•
No excise tax gross-ups.

Summary of the 2025 Incentive Plan

The following is a summary of the material features of the 2025 Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2025 Incentive Plan, attached hereto as Appendix A.

Administration

The 2025 Incentive Plan will be administered by the Compensation Committee, consisting solely of two (2) or more non-employee directors (as defined in Rule 16b-3 of Exchange Act, as amended) (the “Committee”). The Committee will have the power to identify each director, employee, and service provider to receive an option or award (a "participant”) and determine the number of shares subject to each option or award, the date of grant and the terms and conditions governing the option or award provided. The Committee will also be charged with the responsibility of interpreting the 2025 Incentive Plan and making all administrative determinations.

Approval of the 2025 Incentive Plan by the shareholders authorizes the Committee to determine the number of awards to be granted to non-employee directors, subject to the individual limitations in the 2025 Incentive Plan as set forth therein and discussed further below.

The closing sale price of Peapack-Gladstone’s common stock, as reported on NASDAQ, on March 17, 2025 was $28.97.

Eligibility

Officers and other key employees and service providers (collectively “eligible employees”) and directors of Peapack-Gladstone or its subsidiaries, are eligible to receive awards under the 2025 Incentive Plan, except that non-employees may not be granted incentive stock options. The Committee has the sole authority to determine the eligible employees and directors who will be granted an award under the 2025 Incentive Plan. As of March 17, 2025, there were 13 non-employee directors and 638 eligible employees.

Number of Shares Authorized

The 2025 Incentive Plan authorizes the issuance to participants of up to 390,000 shares of Peapack-Gladstone’s common stock (the “Share Limit”), plus any awards previously reserved but not issued that remain available for grant under the Prior Plan as of the effective date of the 2025 Incentive Plan, plus any awards returned to the pursuant to grants of restricted stock, restricted stock units, and stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each.

If any award granted under the 2025 Incentive Plan expires, terminates, is canceled or is forfeited without being settled or exercised or is settled without the issuance of shares of common stock, shares of Peapack-Gladstone common stock subject to such award will be made available for future grant under the 2025 Incentive Plan. If any shares are surrendered or tendered to pay the exercise price of a stock option, such shares will not again be available for grant under the 2025 Incentive Plan.

The following table includes more specific information regarding outstanding equity awards issued under our Prior Plan as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

	Number of Securities to	Weighted Average	Number of Securities
	Be Issued Upon	Exercise Price	Remaining
	Exercise of	of Outstanding	Available for
	Outstanding	Options	Issuance Under
Plan	Options and Rights	and Rights	Plan (1)
Equity compensation plans approved by security holders	—	$—	247,905
Total	—	$—	247,905

(1) 383,382 full-value awards were outstanding as of December 31, 2024.

Limitations

The 2025 Incentive Plan includes the following limitation:

The maximum number of shares that may be covered by awards to any non-employee director during a single calendar year shall be limited so that the value of such awards do not exceed $450,000 in total value (calculating the value of any such awards based on their grant date fair value for financial reporting purposes).

Adjustments

In the event of a corporate transaction involving the stock of Peapack-Gladstone, such as a recapitalization, stock dividend, extraordinary cash dividend or a stock split, the number of shares covered by awards then outstanding under the 2025 Incentive Plan, the limitation on awards under the 2025 Incentive Plan and/or the exercise price of outstanding stock options and other equitable substitutions or adjustments will be made proportionally and uniformly to reflect such corporate transaction, as applicable.

Types of Awards and Terms and Conditions

The Committee may determine the type and terms and conditions of awards under the 2025 Incentive Plan, which will be set forth in an award agreement delivered to each participant. Each award will be subject to the conditions established by the Committee as set forth in the recipient’s award agreement and will be subject to vesting conditions and restrictions as determined by the Committee. Awards may be granted as incentive and non-qualified stock options, restricted stock awards or restricted stock units any of which may vest based either on the passage of time or achievement of performance, as follows:

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.

•
The exercise price may not be less than the fair market value of a share of our common stock (which is defined as the closing sales price as reported on the Nasdaq Stock Market) on the date the stock option is granted.
•
The Committee may not grant a stock option with a term that is longer than 10 years.
•
Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options and must comply with the requirements of Section 422 of the Internal Revenue Code (the “Code”). Only employees are eligible to receive incentive stock options. Non-employee directors may only receive non-qualified stock options under the 2025 Incentive Plan.
•
Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise and may paid either by cash or check, by tendering of shares (at their market value on the date of exercise), through “net settlement” using a portion of the shares obtained on exercise in payment of the exercise price (and if applicable, any tax withholdings), through a brokered-assisted cashless exercise mechanism as approved by the Committee or by such other property deemed acceptable by the Committee.
•
Under no circumstances will Peapack-Gladstone buy back underwater stock options granted under the 2025 Incentive Plan without shareholder approval.
•
The 2025 Incentive Plan expressly prohibits repricing of stock options without shareholder approval, except for an equitable adjustment in connection with certain corporate transactions.
•
No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Restricted Stock. A restricted stock award is a grant of shares of company common stock to a participant for no consideration (or such minimum consideration as may be required by applicable law) that is subject to certain restrictions as may be determined by the Committee for a specified period.

•
Restricted stock awards may be granted only in whole shares of common stock.
•
Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period.
•
No dividends on unvested restricted stock awards, whether subject to a time-based vesting schedule or performance-based vesting conditions, will be paid to the participant that has been granted the restricted stock award unless and until the participant vests in the restricted stock award.

Restricted Stock Units. Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit. Rather, the restricted stock units are settled, at the discretion of the Committee at the time of grant, when the units are earned or at a later date.

•
Restricted stock units granted under the 2025 Incentive Plan may be settled in shares of our common stock, or in the sole discretion of the Committee determined at the time of final settlement in cash or a combination of cash and our common stock, subject to vesting conditions and other restrictions set forth in the 2025 Incentive Plan or the award agreement.

•
Participants have no voting rights with respect to any restricted stock units granted under the 2025 Incentive Plan.
•
No dividends shall be paid on restricted stock units. Dividend equivalent rights, if provided by the Committee, in its sole discretion at the time of grant in the applicable award agreement, shall be paid only if and when the restricted stock unit, including a restricted stock unit subject to performance-based vesting conditions, vests or is settled, or at the same time as the shares subject to such restricted stock unit are distributed to the Participant.

Performance Awards. The Committee may grant any award under the 2025 Incentive Plan in the form of a performance award by conditioning the vesting of the award on the satisfaction of certain performance goals of Peapack-Gladstone and/or the participant.

Performance Measures

The performance measures can include, but are not limited to: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, book value or tangible book value, or shareholder return, or any combination of these or other measures.

The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, branch, function or business unit and may, but need not be, measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, measured in terms of company performance (or performance of the applicable subsidiary, division, department, region, branch, function or business unit) or measured relative to selected peer companies or a market index. Any performance goals that are financial metrics, may be determined in accordance with Generally Accepted Accounting Principles ("GAAP"), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

When the Committee determines whether a performance goal has been satisfied for any period, the Committee may include or exclude unusual, infrequently occurring or non-recurring charges, asset write downs, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition or disposition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

Vesting of Awards

•
The Committee shall specify the vesting schedule or conditions of each award.
•
Awards made under the 2025 Incentive Plan are subject to a minimum vesting period of one year from the date of grant, provided, however, that the following awards would not be subject to the one year minimum vesting requirement: (1) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; and (2) up to 5% of the available share reserve authorized for issuance under the 2025 Incentive Plan.
•
Notwithstanding the foregoing, vesting (including the reduction or elimination of any restrictions) and exercisability of awards are accelerated upon death, disability or involuntary termination without cause at or following a change in control.

Change in Control

The 2025 Incentive Plan uses a double trigger change in control feature, providing for an acceleration of vesting upon an involuntary termination of employment or service at or following a change in control. Also, if an acquiring corporation fails to assume awards granted under the 2025 Incentive Plan (other than performance-based awards, addressed below), the Committee has the discretion to immediately vest such awards upon the effective time of a change in control.

•
At the time of an involuntary termination of service or following a change in control, all stock options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination of service, provided, however, that no stock option shall be eligible for treatment as an incentive stock option in the event such stock option is exercised more than three months following involuntary termination of service.
•
At the time of an involuntary termination of service at or following a change in control, all time-based awards of restricted stock and restricted stock units shall become earned and fully vested immediately.
•
Unless otherwise provided in an award agreement (which may provide for full payout level of the awards, subject to the satisfaction of certain performance criteria set forth in the award agreement), performance-based awards will vest upon an involuntary termination of service at or following a change in control based on the greater of actual performance or at the target level.

Awards Subject to Clawback Policy

Awards granted under the Plan are subject to clawback if Peapack-Gladstone is required to prepare an accounting restatement due to material noncompliance of Peapack-Gladstone, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply. Awards may also be subject to clawback under any other clawback policy adopted by Peapack-Gladstone from time to time, whether pursuant to the Dodd-Frank Act or otherwise.

Amendment and Termination

Our Board of Directors may amend or terminate the 2025 Incentive Plan or any award granted under the 2025 Incentive Plan. However, except as provided in the 2025 Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the 2025 Incentive Plan to allow repricing of a stock option, materially increase the aggregate number of securities that may be issued under the 2025 Incentive Plan (other than as provided in the 2025 Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2025 Incentive Plan, without approval of shareholders. Notwithstanding the foregoing, the Board of Directors may, without shareholder approval, amend the 2025 Incentive Plan at any time, retroactively or otherwise, to ensure that the Plan complies with current or future law and our Board of Directors may unilaterally amend the 2025 Incentive Plan and any outstanding award, without participant consent, in order to conform to any changes in the law or any accounting pronouncement or interpretation thereof.

Duration of Plan

The 2025 Incentive Plan will have a term of ten years following the date on which it is approved by the shareholders, and no awards may be granted after that date.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2025 Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes, provided, however, that such deduction may be limited under Sections 162(m) and 280G of the Code. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Peapack-Gladstone or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the fair market value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes, provided, however, that such deduction may be limited under Sections 162(m) and 280G of the Code. A participant who makes an election under Code Section 83(b) will include the full fair market value of the restricted stock award (or portion of the award subject to such election) in taxable income in the year of grant at the grant date fair market value. The Committee has the right to prohibit participants from making Code Section 83(b) elections.

Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Code Section 83(b) since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient provided, however, that such deduction may be limited under Sections 162(m) and 280G of the Code.

Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy tax withholding requirements up to an amount that will not trigger adverse accounting for the company.

Change in Control. Any acceleration of the vesting or payment of awards under the 2025 Incentive Plan in the event of a change in control or termination of service that is contingent upon a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Section 280G of the Code, which may subject the participant to a 20% excise tax and preclude deduction by the company.

Deduction Limits. Section 162(m) of the Code generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for each of our chief executive officer, our chief financial officer and three other executive officers named in the summary compensation table (each, a “covered employee”) of our annual proxy statement, as well as any employee who has been designated a covered employee for any fiscal year beginning after December 31, 2016. Compensation resulting from awards under the 2025 Incentive Plan will generally be counted toward the $1.0 million deduction limit under Section 162(m) of the Code.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the

2025 Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2025 Incentive Plan.

Awards to be Granted

The Board of Directors adopted the 2025 Equity Incentive Plan, and the Committee intends to meet after shareholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards.

Recommendation and Vote Required on Proposal 3

Approval of the 2025 Incentive Plan requires the affirmative vote of a majority of the votes cast on Proposal 3, whether in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PEAPACK-GLADSTONE FINANCIAL CORPORATION 2025 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives from Crowe LLP are expected to be available at the annual meeting to answer questions and they will have the opportunity to speak if desired. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of Crowe LLP but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent registered public accounting firm should be selected.

Aggregate fees for the fiscal years ended December 31, 2024 and December 31, 2023 billed by Crowe LLP were as follows:

Type of Service	2024	2023
Audit Fees	$617,400	$588,000
Audit-Related Fees (1)	51,975	156,500
Total	$669,375	$744,500

(1)
Represents fees for procedures related to HUD, corporate advisory and critical audit matters for both 2024 and 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Audit Committee Pre-Approval Procedures

The Audit Committee maintains a policy concerning the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm to Peapack-Gladstone. The policy requires that all services to be performed by Peapack-Gladstone’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. All services rendered by Crowe LLP were permissible under applicable laws and regulations. Each new engagement of Crowe LLP in 2024 was approved in advance by the Audit Committee.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the

Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not ensure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is “independent.”

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in Peapack-Gladstone’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee

of the Board of Directors

Steven A. Kass, Chair

Anthony J. Consi, II

Richard Daingerfield

Edward A. Gramigna, Jr.

Patrick J. Mullen

Beth Welsh

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our compensation programs as they apply to our CEO, our Chief Financial Officer (“CFO”), and other highest compensated individuals who were serving as executive officers at the end of 2024 (collectively, the “named executive officers” or “NEOs”).

Named Executive Officer	Position
Douglas L. Kennedy	President and Chief Executive Officer
Frank A. Cavallaro	Senior EVP, Chief Financial Officer
Robert A. Plante	EVP, Chief Operating Officer
John P. Babcock	Senior EVP, President of Private Wealth Management
Gregory M. Smith	Senior EVP, President of Commercial Banking

Executive Summary

General Philosophy

The Company aligns the interests of the NEOs with its shareholders:

•
The Company aligns pay with performance in determining the compensation for its CEO and other NEOs.
➣
The incentive awards for the CEO, CFO and other NEOs are based on, at a minimum, 75% Company performance and, at a maximum, 25% individual performance.
➣
For the short-term incentive ("STI") (cash) portion of compensation, Company performance is determined based on pre-tax income before the provision for credit losses and earnings per share, both relative to a budget set at the beginning of the year.
➣
For the long-term incentive ("LTI") (restricted stock or cash-settled phantom stock units) portion of compensation, 60% of the grants to NEOs vest solely based on Company performance at the end of a prospective three-year period (cliff vest). Depending on performance relative to peers, vesting can be as low as zero.

Although the Company has reduced its reliance on long-term incentives (restricted stock or phantom stock units), in response to a 2023 shareholder vote, as well as feedback from institutional shareholders (see “Long-Term Incentive Plan” later in this document), the Company still maintains heavy reliance on such long-term incentives as opposed to cash incentives in setting compensation for its CEO and other NEOs.

➣
The Company believes that emphasizing long-term restricted stock and/or phantom stock incentives in our compensation package better aligns executives with shareholders, and provides meaningful retention.
➣
For all NEOs, the percentage of LTI awards is larger than the percentage of STI awards.

2024 Financial Highlights and Company Performance

The Compensation Committee of the Board of Directors (the “Committee”) recognized the challenges and headwinds the Company (and banks in general) faced throughout 2024. The Committee noted that overall Company performance was favorable for 2024.

The two Peer Group comparisons referred to throughout this section are a NJ Bank Peer Group (11 public banks, including PGC, with total assets between $2 billion and $15 billion headquartered in NJ) and an Executive Compensation Peer Group (21 banks, including PGC, utilized in the Company’s 2024 executive compensation review).

New York Expansion:

•
The Bank continued its expansion in Metro New York late in the first half of 2024, with the hiring of 13 private banking teams.
•
By year end, these teams generated $850 million of core relationship deposits, significantly above the Bank’s target of $450 million.
•
The Bank was selected by Crain’s Best Places to Work - NYC, after less than six months of operation in NY.

Overall Deposit Growth and Mix; Liquidity Profile

•
The Company’s one-year growth of noninterest bearing deposits was $155 million or 16%, which compared favorably to that of the:
➣
NJ Bank Peer Group (11 Banks including PGC) – PGC ranked at the 91st percentile
➣
Executive Compensation Peer Group (21 banks including PGC) – PGC ranked at the 90th percentile

•
The Company’s one-year growth of “core deposits” was $1.2 billion or 30%, which compared favorably to that of the:
➣
NJ Bank Peer Group (11 Banks including PGC) – PGC ranked at the top of the Peer Group (100thpercentile)
➣
Executive Compensation Peer Group (21 banks including PGC) – PGC ranked at the 95th percentile
•
The Bank’s liquidity ratio improved to 17.1% as of December 31, 2024 from 12.1% as of December 31, 2023.
•
The Bank’s loan-to-deposit ratio improved to 90% as of December 31, 2024 from 103% as of December 31, 2023.

Earnings/Returns

•
After adjusting for the revenue and expenses related to the non-budgeted New York expansion, as well as other adjustments (which would include non-budgeted revenue or expense that was “special” in nature and/or beyond the reasonable control of management), the Company’s earnings were consistent with Target level (on budget).

•
The following summarizes the Company’s adjusted one-year EPS growth metrics compared to the:
➣
NJ Bank Peer Group (11 banks including PGC) – PGC ranked at the 50th percentile
➣
Executive Compensation Peer Group (21 banks including PGC) – PGC ranked at the 30th percentile

Capital Management and Stock Price Performance:

•
The following summarizes the Company’s five-year, three-year and one-year Total Shareholder Return (“TSR”) metrics compared to the:

➣
NJ Bank Peer Group (11 Banks including PGC)

✓
The Company ranked at the 55thpercentile for five-year TSR; 50th percentile for three-year TSR; and 82nd percentile for one-year TSR

➣
Executive Compensation Peer Group (21 banks including PGC)

✓
The Company ranked near the 50thpercentile for five-year, three-year, and one-year TSR

•
Tangible book value per share increased 5% to $31.89 at December 31, 2024 from $30.31 at December 31, 2023. Tangible book value per share is a non-GAAP financial measure. See the reconciliation tables included in the Company’s Q4 Earnings Release.

Peapack Private Wealth Management, Commercial Banking, and Other:

•
Assets under management/assets under administration in our Peapack Private Wealth Management Division totaled $11.9 billion at December 31, 2024 up nearly 10% from $10.9 billion at December 31, 2023.
•
Gross new business inflows for 2024 totaled $710 million.
•
Wealth Management fee income increased over 10% to $61.5 million for 2024 compared to $55.7 million for 2023.

•
At December 31, 2024, total loans increased $85 million, or 2%, to $5.5 billion at December 31, 2024 compared to $5.4 billion at December 31, 2023, primarily driven by commercial loan originations in the latter half of the year offset by repayments, maturities and tighter lending standards across all loan categories.
•
Commercial and industrial loan/lease balances grew to $2.4 billion at December 31, 2024, and comprise 43% of the total loan portfolio at December 31, 2024.
•
The Bank was recognized by the American Bankers Association as one of the Best Banks to Work for in 2024.

2024 Executive Performance Plan Results

The Company's Executive Performance Plan (the "EPP") consisted of the following two components:

•
Short-term incentive awards (“STI Awards”) that provide an annual cash incentive opportunity to the NEOs based on a mix of prior-year Company performance (minimum of 75% weighting) and individual/strategic performance (maximum of 25% weighting); and
•
Long-term incentive awards (“LTI Awards”) that provide annual restricted “equity” unit awards (restricted phantom stock awards for 2024 grants; restricted stock awards for 2023 and prior) with 60% (was 50% prior to March 2023) that vest solely based on Company performance relative to a peer group at the end of a prospective three-year period (cliff vest), and 40% (was 50% prior to March 2023) that vest over a three-year period. (A five-year vesting period was utilized for time-vested shares granted in 2020, 2021, 2022, and 2023. A three-year period was reinstated for 2024.) For performance-based shares, vesting can be as low as zero, depending on performance.

Company performance related to short-term incentive awards is based on pre-tax income before provision for credit losses (40% weighting) and earnings per share (60% weighting), which may be adjusted by the Compensation Committee for purposes of determining Company performance under the EPP. Adjustments may include non-budgeted revenue or expense that was “special” in nature and/or beyond the reasonable control of management.

(Dollars in millions, except EPS)	2024 as reported	2024 as adjusted (1)	2024 Budget	2024 as reported vs. 2024 Budget		2024 as adjusted vs. 2024 Budget
Pretax income before provision for loan losses (2)	$52.45	$65.76	$69.45	$(17.00)	-24%	$(3.69)	-5%
Diluted earnings per share (EPS) (2)	$1.85	$2.44	$2.27	$(0.42)	-19%	$0.17	7%

(1) Excludes the revenue and expenses related to the expansion into New York, and severance expense for certain terminations/retirements. Also excludes certain gains on sale, and certain life insurance income. None of these were included in the budget.

(2) Estimated and actual earnings were lower in 2024 compared to 2023 for the Company and banks in general. The largest contributing factor was the effect of the interest rate increases through 2023, and the high deposit repricing betas necessitated by the market, as well as reduced loan demand due to the higher interest rate environment

For purposes of the EPP, Company performance was measured as follows:

•
Threshold – 80% of “2024 Budget;”
•
Target – 100% of “2024 Budget;” and
•
Maximum – 110% and above of “2024 Budget.”

2024 budget achievement is based on EPS weighted at 60% and pre-tax income before provision for credit losses weighted at 40%. Based on these weightings, the Company’s 2024 adjusted results were 2% over budget (102% of budget).

Despite achieving slightly above budget, the Committee determined Company performance to be at the Target level.

Compensation Philosophy and Program Objectives

The fundamental objective of the Company’s executive compensation program, the elements of which are summarized in the table below, is to fairly compensate our named executive officers at appropriate levels and grant long-term compensation (restricted stock units for 2023 and prior grants; phantom stock units for 2024 grants) that align the interests of our named executive officers with those of our shareholders. Our compensation program is designed to retain and attract qualified executives and motivate such executives to achieve short- and long-term strategic and operational goals that ultimately deliver value to shareholders. We believe in a pay-for-performance philosophy that appropriately aligns our executives’ total compensation with the performance and value of their contributions as well as the Company’s success.

Element	Purpose	Link to Performance	Fixed/Performance-Based
STI (Annual Cash Bonus)	Encourages achievement of short-term strategic and financial performance metrics that create long-term shareholder value	Based on achievement of short-term, pre-defined corporate performance objectives (minimum of 75% weighted) and an assessment of individual/strategic performance (Maximum of 25% weighted).	Performance-Based
LTI (Restricted Stock or Phantom Stock Units)	Encourages achievement of long-term strategic and financial performance metrics that create long-term shareholder value

The Company has an LTI Plan intended to further link executive pay with Company performance. The grant value is based on the prior year's Company performance. For the 2024 grant, vesting for the CEO and the NEOs was 40% time-based over a three-year period and 60% performance-based with a three-year cliff vesting schedule based on EPS growth, total shareholder return, core deposit growth and credit quality metrics.

40% Fixed and 60% Performance-Based
Benefits and Perquisites	Establishes limited perquisites in line with market practice, as well as health and welfare benefits on the same basis as our general employee population	--	Fixed

2024 CEO Compensation Highlights

The following are key highlights regarding Mr. Kennedy’s compensation package:

•
Salary: During 2024 Mr. Kennedy’s salary increase was limited to 3%, despite the resultant salary being at a level below the 50th percentile of the Company’s Executive Compensation Peer Group.
•
STI (Cash) Incentive: The STI (Cash) incentive for 2024 (paid in March 2025) was calculated based on 75% Company performance, which was deemed to be achieved at Target level, and 25% individual/strategic performance, which was deemed to be achieved at Target+ level. This was a change from prior years where the CEO (and CFO) were based on 100% Company performance. The change is aligned with current market practices, and was made due to the Company’s strategic focus on growth and expansion, particularly the New York expansion, as well as other strategic initiatives, that will impact earnings in the short-term but benefit the Company in the longer term. A portion of the CEO’s (and CFO’s) compensation is now tied to individual/strategic performance that does not yet benefit specific Company financial performance (or might not benefit specific Company financial performance, but will benefit the Company on the whole).
•
LTI (Restricted Stock Units/Phantom Stock Units) Incentive: The long-term incentive award granted to Mr. Kennedy in March 2024 (in Phantom Stock Units) was based 100% on 2023 Company performance, which was deemed to be at Threshold. 60% of the LTI vests solely based on Company performance at the end of a prospective three-year period (cliff vest). For these performance-based shares, vesting can be as low as zero, depending on performance.

Say-on-Pay

During 2023, the Company contacted all institutional shareholders owning 1% or more of the Company (represented over 10.2 million shares or just over 57% ownership), offering a discussion surrounding the Company's use of stock in its compensation programs, as well as discussion of executive compensation in general. Feedback regarding overall executive compensation was generally favorable, and included appreciation of: the use of a combination of salary, short-term cash incentives, and long-term equity/equity-like incentives; relating pay to performance, both historic (past year) and prospective (three-years forward); and limiting time-based vesting of long-term equity/equity-like awards – i.e. 60% of long-term equity/equity-like awards are performance based on future performance of the Company, while only 40% are time-based.

At the 2024 Annual Meeting, 87% of votes cast were in favor of the say-on-pay proposal.

Long-Term Incentive Plan

As part of the shareholder engagement discussed above, the institutional shareholders expressed their concern with dilution caused by granting and vesting of restricted stock units.

In response to the vote and shareholder feedback, the Company adopted a Phantom Stock Plan in March 2024. Awards under such program are based on stock price at dates of grant and dates of vesting, but do not cause dilution to shareholders, since such awards are settled in cash. LTI grants to NEOs in March 2024 were all phantom stock units, instead of restricted stock units. Each year the Committee will assess the use of the Stock Plan and the use of the Phantom Stock Plan and determine the best course for the Company and its shareholders.

Additionally, for the 2024 STI and LTI (paid/granted in March 2025), the Company reallocated a portion of LTI (equity incentives) into STI (cash incentives). Such reallocation:

➣
allows the Company to issue less shares and/or phantom shares going forward;
➣
helps address “high equity burn rate” and “high shareholder dilution” concerns of ISS, Glass Lewis, and certain institutional shareholders, related to the Company’s equity incentive plans;
➣
does not affect the total of cash incentive plus equity incentive (it just affects the mix of the two);
➣
still leaves a higher percentage of equity incentive vs cash incentive, but less so than before such reallocation; and
➣
still leaves the Company well within its executive compensation peer group when considering overall cash compensation compared to equity compensation.

Elements of Compensation and Decisions

We target our total compensation to be fair and appropriate considering market conditions, peer group comparisons, Company performance, individual performance, as well as our long-term strategic goals. We believe our compensation policies and practices appropriately balance risk against our desire to award competitive compensation and are unlikely to have an adverse effect on our Company. The elements of our compensation include base salary and incentives paid/granted under our Executive Performance Plan (short-term (cash) incentive awards, and long-term (equity / equity-like) incentive awards).

Base Salary

Our named executive officers’ base salaries are set to reflect a combination of factors, including, but not limited to level of responsibility, being competitive in the market, experience, skill set, and individual performance, as well as the Company’s compensation philosophy and overall performance. We design our base salaries in significant part to retain and attract talented executives who can help drive long-term shareholder value. We believe we must keep our base salaries competitive, within the context of our compensation culture, or risk losing executive talent, because the markets in which we operate present current and potential executives with higher-paying alternatives.

The following summarizes the 2023 and 2024 base salaries for the Company’s named executive officers:

Named Executive Officer	2023 Base Salary Rate	2024 Base Salary Rate	% Increase
Douglas L. Kennedy President and Chief Executive Officer	$823,000	$847,690	3%
Frank A. Cavallaro Senior EVP, Chief Financial Officer	$375,000	$386,250	3%
Robert A. Plante EVP, Chief Operating Officer	$379,600	$390,988	3%
John P. Babcock Senior EVP, President of Private Wealth Management	$565,800	$582,774	3%
Gregory M. Smith Senior EVP, President-Commercial Banking	$369,200	$380,276	3%

EPP

The EPP consisted of the following two components:

•
STI Awards that provide an annual cash incentive opportunity to the NEOs based on a mix of prior-year Company performance (minimum of 75% weighting) and individual/strategic performance (maximum of 25% weighting); and
•
LTI Awards that provide annual restricted “equity” unit awards (restricted phantom stock awards for 2024 grants; restricted stock awards for 2023 and prior) with 60% (was 50% prior to March 2023) that vest solely based on Company performance relative to a peer group at the end of a prospective three-year period (cliff vest), and 40% (was 50% prior to March 2023) that vest over a three-year period. (A five-year vesting period was utilized for time-vested shares granted in 2020, 2021, 2022, and 2023. A three-year period was reinstated for 2024.) For performance-based shares, vesting can be as low as zero, depending on performance.

The following chart depicts potential for awards granted to each named executive officer under the EPP. The percentages referenced in the chart with respect to the STI Awards (Cash) and LTI Awards (Restricted Stock Units or Phantom Stock Units) refer to percentages of base salary.

			STI Awards (Cash) - March			LTI Awards (Equity) - March 2025
	Performance re STI		2025 Payment (1)			Grant (1)
	Company	Individual	Threshold	Target	Max	Threshold	Target	Max
Douglas L. Kennedy President and Chief Executive Officer (2)	75%	25%	60%	85%	125%	60%	95%	150%
Frank A. Cavallaro Senior EVP, Chief Financial Officer (2)	75%	25%	45%	60%	95%	55%	90%	135%
Robert A. Plante EVP, Chief Operating Officer	75%	25%	32.5%	45%	70%	35%	55%	90%
John P. Babcock Senior EVP, President of Private Wealth Management	75%	25%	45%	60%	95%	35%	55%	90%
Gregory M. Smith Senior EVP, President of Commercial Banking	75%	25%	45%	60%	95%	55%	90%	135%

(1) Percentages shown are as reallocated as described under “Long-Term Incentive Plan”. For LTI percentages utilized in the March 2024 grant, see LTI tables following.

(2) For Mr. Kennedy and Mr. Cavallaro, the STI Awards – cash incentive (paid in March 2025) and the LTI Awards – equity incentive (granted in March 2025) was based on 75% Company Performance and 25% Individual/Strategic Performance.

This was a change from prior years where the CEO and CFO were based on 100% Company performance. The change is aligned with current market practices, and was made in light of the Company’s strategic focus on growth and expansion, particularly the New York expansion, as well as other strategic initiatives, that will impact earnings in the short-term but benefit the Company in the longer term. A portion of CEO and CFO compensation is now tied to individual/strategic performance that does not yet benefit specific Company financial performance (or might not benefit specific Company financial performance), but will benefit the Company on the whole.

In formulating the EPP, the Committee also considered internal policies and relevant guidance from bank regulatory authorities that direct the Committee to ensure that compensation incentive programs do not jeopardize the safety and soundness of the Company or the Bank. To that end, the Committee believes that the EPP and the Company’s other incentive compensation policies:

•
appropriately balance risk and reward;
•
are compatible with effective controls and procedures; and
•
are supported by strong corporate governance, including active oversight by the Committee.

The Committee has discretion to make awards that are less than or greater than awards calculated by the EPP. The Committee also may change, modify or discontinue the EPP at any time, including during the course of a particular year. The Committee may take into account the following factors:

•
the safety and soundness of the Company;
•
unexpected events that occur during the year;
•
the Company’s performance relative to its peer group;
•
regulatory changes; and
•
extraordinary efforts in achieving financial, non-financial, and/or strategic goals.

While the Committee has the discretion to modify awards, this discretion is not expected to be utilized routinely.

Short Term Incentive Awards - Performance Calculation

As described and shown previously under 2024 Executive Performance Plan Results, the Committee concluded Company performance was at the Target level for 2024.

Individual/strategic performance ratings are based on five levels- 5=maximum; 4=target+; 3=target; 2=threshold+; 1=threshold. For the NEOs (other than the CEO), the individual/strategic performance rating was determined by the CEO and accepted by the Compensation Committee. Among other things, the CEO considered: each individual’s responsibilities as included in the budget, wherever applicable; each individual’s contribution to prior year results, wherever applicable; contribution to the success of the New York Expansion initiative; and the achievement of various goals and targets previously set at the beginning of the fiscal year, including personal accountability for critical performance with respect to standard banking industry company metrics, such as deposit growth, loan growth, credit quality, efficiency ratio, and other such goals. The use of individual goals represents the clear assignment of direct personal accountability for specific financial, organizational, operational and risk management objectives, the attainment of which contribute significantly to the Company’s performance. We believe the assignment of personal accountability in the form of individual goals has strengthened the effectiveness of our executive compensation program and has a positive impact on the performance of our named executive officers.

For the CEO, the individual/strategic performance rating was determined by the Chairman of the Board (also Chairman of the Compensation Committee) and accepted by the Compensation Committee. The CEO’s individual performance rating was deemed to be target+ for 2024. In addition to all of the above that applied to assessing the CEO’s performance, the Chairman and Committee also noted the following, in its evaluation of Mr. Kennedy:

•
Led the recruitment and hiring of the NY Team, with successful integration and 2024 results well above target.
•
The Bank successfully rebranded to Peapack Private Bank & Trust on January 1, 2025.
•
Identified and introduced to the Company various strategic opportunities.
•
The Bank was selected by American Banker “Best Banks to Work For” for the 7th consecutive year (2018-2024).
•
The Bank was selected by Crain’s Best Places to Work - NYC, after less than 6 months of operation in NY.
•
The Bank earned an above average 2024 NPS (Net Promoter Score) of 57 (reflecting a 16-point gain compared to 2023).
•
Led significant enterprise-wide operational, structural, and process changes to support the Bank’s private banking model – relationship manager, single point of contact, 24x7, etc.
•
The Bank transformed its balance sheet to a more liquid, lower cost balance sheet, through growth in lower cost core/relationship deposits; reduction in higher cost wholesale and other non-relationship deposits; and reduction in higher cost borrowings.

The following table shows the cash portion of the EPP as calculated.

Named Executive Officer	2024 Base Salary Rate	Company Weighting	Company Related Award as a % of Salary	Individual Performance Weighting	Individual Related Award as a % of Salary	Total STI (Cash) Paid for 2024	Total Calculated Award as a % of Salary
Douglas L. Kennedy President and Chief Executive Officer	$847,690	75%	67.50%	25%	22.50%	$762,921	90.00%
Frank A. Cavallaro Senior EVP, Chief Financial Officer	$386,250	75%	48.28%	25%	16.09%	$248,624	64.37%
Robert A. Plante EVP, Chief Operating Officer	$390,988	75%	36.09%	25%	12.03%	$188,163	48.13%
John P. Babcock Senior EVP, President of Private Wealth Management	$582,774	75%	48.28%	25%	16.09%	$375,124	64.37%
Gregory M. Smith Senior EVP, President of Commercial Banking	$380,276	75%	48.28%	25%	16.09%	$244,779	64.37%

LTI Awards (Restricted Stock Units or Phantom Stock Units)

The LTI plan is split between performance-based (60%) and time-based (40%) vesting. The LTI portion of the plan provides annual restricted stock or phantom stock awards, with the shares or units granted anywhere from a threshold amount to a maximum amount, considering Company performance as well as individual/strategic performance. The performance-based shares will cliff vest at the conclusion of a three-year period provided that certain targets relative to the compensation peer group have been achieved(1) (2). The time-based shares vest ratably over three years(3). For the March 2024 LTI (restricted phantom stock unit incentives) grants, the percentage subjected to cliff vesting at the end of a three-year performance period was 60% of the grant, with 40% time vested over the prospective period. These grants are intended to motivate executives to focus on the achievement of the Company’s long-term strategic plan and to further align Company executives with shareholders.

(1)
The 2024 restricted stock unit awards for the performance-vested portion are measured based on four metrics assessed relative to peers. The metrics and their weightings (as a percentage of the performance-vested portion of the award) are as follows:
a.
30% EPS Growth
b.
30% Total Shareholder Return
c.
20% Core Deposit Growth
d.
20% Two Credit Quality metrics
(2)
Depending on performance relative to peers, performance vesting can be as low as zero
(3)
The plan calls for the vesting of time-based awards over three-years, however, the Committee decided, beginning in 2020, to increase the vesting to a five-year period, which reverted back to three years in 2024.

Our LTI awards are designed to focus our executives on long-term performance and shareholder value. We granted long-term incentive awards to Messrs. Plante, Babcock and Smith in March 2024 based on 2023 Company and individual/strategic performance. Individual/strategic performance was not considered for Mr. Kennedy and Mr. Cavallaro since those grants were entirely based on the performance of the Company. The individual performance of the other named executive officers was determined by the CEO and accepted by the Committee. Among other things, the CEO considered the same criteria as was utilized in the determination for short-term incentive awards.

The following table shows the income targets at various levels compared to the actual 2023 performance of the Company and the corresponding Company performance achievement as it relates to payouts for the annual LTI (restricted phantom stock units) awards in March 2024. Company performance related to long-term incentive awards is based on pre-tax income before provision for loan losses (weighted 40%) and earnings per share (weighted 60%), as reported and as adjusted by the Compensation Committee for purposes of determining Company performance under the Executive Performance Plan.

Adjustments may include non-budgeted revenue or expense that was “special” in nature and/or beyond the reasonable control of management.

LTI Plan	% of Grant NEOs	Performance Metric	Vesting Length	Vesting Type	Grant Value Determination	# of shares vested

Time-Vested Shares	40%	n/a	3 years	Ratable	Prior year's Company and individual performance considered	100% of shares granted ratably over the prospective period
Performance-Vested Shares	60%	3-yr relative EPS Growth, TSR, core deposit growth and credit quality (for 2024 grants)	3 years	Cliff	Prior year's Company and individual performance considered	Threshold 25th percentile = approximately 55% of grant	Target 50th percentile = 100% of grant	Maximum 75th percentile = approximately 165% of grant

	2023 Budget	2023 as reported	2023 as adjusted (1)	Company Performance 2023 as reported as % of Budget	Company Performance 2023 as adjusted as % of Budget
Pretax income before provision for loan losses	$108.87	$81.37	$90.12	75%	83%
Diluted earnings per share (EPS)	$3.95	$2.71	$3.05	69%	77%
(1)
As adjusted was disclosed and described fully in the Company’s 2024 Proxy.

2023 Budget achievement was based on EPS weighted at 60% and pre-tax income before provision for loan losses weighted at 40%. Based on these weightings, the Company’s 2023 performance was 28% under budget as reported, and 20% under budget (80% of Budget) as adjusted, and deemed to be at threshold.

The following tables detail the grant opportunity, and the actual grant value, for the 2024 LTI grant.

	Performance		Grant Opportunities			Grant Value
Named Executive Officer	Company	Individual	Threshold	Target	Max	$ Value	% of Base Salary	% of Target
Douglas L. Kennedy President and Chief Executive Officer	100%	0%	75%	120%	185%	$617,208	75%	62%
Frank A. Cavallaro Senior EVP, Chief Financial Officer	100%	0%	70%	110%	170%	$262,474	70%	64%
Robert A. Plante EVP, Chief Operating Officer	75%	25%	45%	70%	115%	$194,517	51%	73%
John P. Babcock Senior EVP, President of Private Wealth Management	75%	25%	70%	110%	170%	$495,048	87%	80%
Gregory M. Smith Senior EVP, President of Commercial Banking	75%	25%	70%	110%	170%	$323,040	87%	80%

The following table sets forth the awards of restricted phantom stock units granted in March 2024 to our named executive officers based on 2023 performance. 60% of the awards will vest based on three-year relative EPS growth, total shareholder return, core deposit growth, and the achievement of certain credit quality metrics compared to the compensation peer group, and the other 40% will vest ratably over a three-year period. For performance-based shares, vesting can be as low as zero, depending on performance.

Company at Threshold; Individual as rated	Total LTI			Time-Vested RSUs		Performance-Vested RSUs
Named Executive Officer	Dollar Value	Number of Shares	% of Base Salary	Dollar Values	Number of Shares	Dollar Values	Number of Shares
Douglas L. Kennedy President and Chief Executive Officer	$617,208	25,803	75%	$246,878	10,321	$370,329	15,482
Frank A. Cavallaro Senior EVP, Chief Financial Officer	$262,474	10,973	70%	$104,985	4,389	$157,489	6,584
Robert A. Plante EVP, Chief Operating Officer	$194,517	8,132	51%	$77,812	3,253	$116,706	4,879
John P. Babcock Senior EVP, President of Private Wealth Management	$495,048	20,696	87%	$198,010	8,278	$297,039	12,418
Gregory M. Smith Senior EVP, President of Commercial Banking	$323,040	13,505	87%	$129,216	5,402	$193,824	8,103

Deferred Compensation Retention Award

In 2017, the Company instituted a retention tool for Mr. Kennedy and Mr. Babcock. The Deferred Compensation Retention Award is a cash-based retention award, with contributions made to the plan over a five-year period. Beginning with the third quarter of 2017 and through the second quarter of 2022, quarterly contributions of $50,000 for Mr. Kennedy and $25,000 for Mr. Babcock were made as the executives were each actively employed at the time of contribution. Vesting occurred ratably over the first three years. As of July 1, 2022, the plan was renewed for an additional five years with quarterly contributions beginning in the third quarter of 2022 and through and including the second quarter of 2027 of $100,000 for Mr. Kennedy and $50,000 for Mr. Babcock, assuming certain criteria are met, including the executive being actively employed at the time of contribution. The account balance receives interest crediting based on the Wall Street Journal prime rate, provided that the rate will not exceed 7.5%.

Named Executive Officer	2024 Contribution
Douglas L. Kennedy President and Chief Executive Officer	$400,000
Frank A. Cavallaro Senior EVP, Chief Financial Officer	$-
Robert A. Plante EVP, Chief Operating Officer	$-
John P. Babcock Senior EVP, President of Private Wealth Management	$200,000
Gregory M. Smith Senior EVP, President of Commercial Banking	$-

The Committee determined a retention award based in cash instead of stock was appropriate because of the substantial stock ownership of the top executives. The current equity ownership of these executives is well in excess of the Company’s stock ownership guidelines.

Summary of Key Compensation Compliance Policies

Policy	Description
Stock Ownership	Our named executive officers are subject to meaningful stock ownership guidelines, with which all NEOs are in compliance.
Clawback	All awards (cash and equity) made under the EPP are subject to clawback.
No Excise Tax Gross-Ups	No 280G tax gross-up provisions are in our executive's agreements
Double Trigger CIC Severance	Cash severance is not automatically triggered upon a change in control without a corresponding termination of employment.
Double Trigger Equity in CIC	Equity grants require a change in control along with a corresponding termination of employment to trigger an acceleration of equity.
Anti-Hedging Policy

 The Committee maintains a policy prohibiting our executives and directors from hedging shares, including buying or selling puts or calls, short sales, or engaging in any other transaction designed to hedge or offset any decrease in the market value of the Company's stock.

Anti-Pledging Policy

 The Committee maintains a policy prohibiting our executives and directors from holding Company shares in a margin account as collateral for a margin loan or otherwise pledging Company shares as collateral for a loan.

Roles and Decision Process

The Committee is responsible for establishing and overseeing policies governing annual and long-term compensation programs for our executives, and for determining executive compensation levels that are consistent with our philosophy. Details of the Committee’s functions are more fully described in its charter, which has been approved by the Board of Directors and is available on our website. The Chair of the Committee regularly reports on Committee actions at the Company’s Board of Directors meetings.

The Committee reviews all compensation components for the Company’s CEO and other named executive officers, including base salary, annual short-term (cash) and long-term (equity / equity-like) incentives, benefits and contracts/arrangements.

Although the Committee makes independent determinations on all matters related to compensation of the named executive officers, certain members of management may be requested to attend or provide input to the Committee. The CEO provides advice to the Committee relative to the compensation of the other named executive officers. The CEO is not present for the discussion by the Committee of his own compensation. Other senior officers, such as the Head of Human Capital, General Counsel, and/or the CFO, may provide information and perspective to the Committee as appropriate and/or as requested. The Committee’s independent compensation consultant (Aon, formerly McLagan) also provides market data and advice as appropriate. The Committee makes its determinations based on an assessment of Company performance and individual performance and on data provided by management and its independent compensation consultant.

The Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its independent compensation consultant. The Committee has determined that it has the funding it needs to retain the advisors necessary to carry out its duties effectively. The Committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), which is a part of the Rewards Solutions practice at Aon PLC, as an independent outside compensation consultant for each year since 2013. Aon was retained again for 2025. Aon’s services included peer group development and market benchmarking studies, assisting with the administration of the incentive program, and providing insight and best practices with respect to the compensation of our named executive officers.

While the Committee seeks independent external perspective, the Committee makes all decisions regarding the compensation of the Company’s named executive officers.

The Committee reviewed its relationship with Aon (formerly McLagan) and considered Aon’s independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act and under applicable NASDAQ listing rules. The Compensation Committee received a report from Aon addressing its independence, which included the following factors: (1) there were no services provided to the Company, other than compensation related to consulting services provided by Aon; (2) fees paid by the Company as a percentage of total revenue of Aon; (3) policies or procedures maintained by Aon that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors of Aon and a member of the Committee; (5) any Company stock owned by the senior advisors of Aon; and (6) any business or personal relationships between the executives and the senior advisors of Aon. The Committee discussed these considerations and concluded that the work performed by Aon and Aon’s senior advisors involved in the engagement did not raise any conflict of interest.

Compensation Review

Understanding the competitive landscape is a key element for the Committee to consider when making compensation decisions. Each year, the Committee commissions a compensation review by its independent compensation consultant to provide an independent and objective analysis of the Bank’s total compensation relative to a peer group and to evaluate industry practices. The Committee utilizes market data for ongoing monitoring of executive pay relative to market practices, and to determine executive compensation.

The foundation for the review is publicly-filed data from a peer group of banks. In 2023, the Committee reviewed compensation information provided by Aon that the Committee used to set 2024 executive compensation. The peer group for this study consisted of 20 commercial banks selected by the Committee after considering recommendations from Aon. The selection criteria generally included: eastern U.S. commercial banks with total revenue between $115 million and $450 million, non-interest income to total revenue greater than 12.5% or trust or investment revenue greater than $2 million, and nonperforming assets to total assets less than 2%. This peer group of 20 banks had median total assets of $7.5 billion when selected (comparable to the Company’s $6.5 billion at December 31, 2023, and $7.0 billion at December 31, 2024), and median revenue of $287 million (comparable to the Company’s $231 million for 2023 and $228 million for 2024.

The peer group consisted of the following 20 banks:

•	Arrow Financial Corp.	•	Lakeland Bancorp, Inc.
•	Berkshire Hills Bancorp, Inc.	•	Merchants Bancorp
•	Cambridge Bancorp	•	Meridian Corp.
•	Capital Bancorp, Inc.	•	Metropolitan Bank Holding Corp.
•	ConnectOne Bancorp, Inc.	•	OceanFirst Financial Corp.
•	Dime Community Bancshares, Inc.	•	Republic First Bancorp, Inc.
•	Eagle Bancorp, Inc.	•	First of Long Island Corp.
•	Enterprise Bancorp, Inc.	•	Tompkins Financial Corp.
•	Enterprise Financial Services Corp.	•	Univest Financial Corp.
•	Flushing Financial Corp.	•	Washington Trust Bancorp, Inc.

The Committee uses compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing target compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, considering: market data, Company, business, and individual performance; scope of responsibility; critical needs and skill sets; and leadership potential and succession planning.

Benefits/Other Compensation

The Company through the Bank provides bank-sponsored insurance and retirement benefit plans for our named executive officers. The benefit packages are designed to assist named executive officers in providing for their financial security.

The Bank provides retirement benefits to named executive officers through a combination of plans that are qualified and nonqualified under the Internal Revenue Code of 1986, as amended (the “Code”). The Bank has established a qualified defined contribution plan under Section 401(k) of the Code, covering substantially all salaried employees over the age of 21 with at least twelve months of service and whose participation is not prohibited by the 401(k) plan. Under the savings portion of the 401(k) plan, employees may contribute a portion of their base pay (up to a maximum of $23,000 in 2024). Annually, the Bank makes a matching contribution equal to 50% of the first 6% of an employee’s salary, plus up to an additional 3% employer contribution for all employees, on a discretionary basis. The Committee believes that employees require 401(k) plans, and that to attract and retain able employees the Bank must offer these benefits to its employees, including its named executive officers.

The named executive officers receive the same employer-provided health and welfare insurance available to all full-time employees, which includes health, dental, vision, disability and basic group life insurance.

The Bank has also purchased bank-owned life insurance and entered into a split-dollar plan with certain named executive officers and certain other employees to provide current and post-employment life insurance that ranges from $25,000 to 2.5 times the participant’s annual base salary. A life insurance benefit of 2.5 times a named executive officer’s annual base salary vests if prior to the termination of employment there is a change in control or the named executive officer becomes disabled. A benefit of 2.5 times the named executive officer’s salary is paid if the participant dies while employed by the Bank. Certain named executive officers are also entitled to a vested post-employment life insurance benefit based on years of service and age as of the date of termination of employment. This vested benefit includes a minimum benefit of $25,000, or a range of 1.0 times base annual salary at age 50 to a maximum of 2.5 times annual base salary at age 60, in each case after completion of 15 years of service. Bank-owned life insurance assists the Bank in offsetting the rising costs of employee benefits by providing the Bank with current income prior to the death of an insured, and a lump-sum payment upon the death of an insured. The Bank owns the cash surrender value of the policies and records the increases in the cash surrender value as income. Upon the death of an insured, the Bank will receive cash equal to the cash surrender value of the policy and excess life insurance over the amount paid to the insured’s beneficiary. The Committee believes that bank-owned life insurance is a good investment for the Bank and provides a supplemental life insurance benefit for many of our officers, including our named executive officers.

Employment Agreements

We maintain employment agreements with each of Messrs. Kennedy, Cavallaro, Babcock and Smith.

The employment agreements provide for three-year terms which extend for one additional year on each January 1st so that the remaining term will become three years unless the Bank and/or the Company or the executive provides written notice to the other at least 30 days prior to a renewal date. The employment agreements provide the title and initial base salary for each participant. The base salaries may be increased but not decreased unless written consent is received from the executive. In addition to base salary, the employment agreements provide for, among other things, participation in bonus, short- and long-term incentive programs and other benefit plans and arrangements applicable to executive officers.

Under the employment agreements, the Bank and/or the Company may terminate the executive’s employment for “cause” (as defined in the agreement) at any time, in which event the executive would have no right to receive compensation or other benefits for any period after the executive’s termination of employment. Certain events resulting in the executive’s termination of employment entitle the executive to severance benefits. In the event of the executive’s involuntary termination of employment or voluntary termination for “good reason” (as defined in the agreement), then the executive would be entitled to a severance payment equal to the greater of (1) two times the executive’s base salary or (2) the amount of base salary that the executive would have earned had the executive remained employed for the remaining term. The severance payments will be payable in equal installments in accordance with the Bank’s regular payroll practices over a two-year period.

If on or within 24 months following a change in control of the Company or the Bank, either (i) the executive’s employment is involuntarily terminated by the Company or the Bank (other than for cause) or (ii) the executive voluntarily resigns for good reason (as defined in the agreements), the executive would become entitled to a cash lump sum severance payment, payable within 30 days following the executive’s date of termination of employment. The amount of the severance payment will equal three times the sum of (a) the executive’s annual base salary, plus (b) the greater of (x) the executive’s average annual cash bonus (at a minimum of target) for the three annual performance periods immediately preceding the executive’s date of termination or (y) the annual bonus paid to the executive for the most recent annual performance period. In addition to the severance payment and provided that the executive timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), for a period of 18 months following the executive’s termination of employment, the Bank will pay the executive consecutive monthly cash payments equal to the monthly cost of the executive’s COBRA premiums for the level of coverage previously in effect for the executive (including the executive’s spouse and dependents) under the Bank’s group health plan. Following the end of the 18-month period, if the executive secures an individual policy for health care coverage, the Bank will continue to reimburse the executive for the monthly cost of such coverage for an additional 18 months, provided that the amount of such monthly reimbursement will not exceed the monthly cost of COBRA.

Upon termination of the executive’s employment (other than following a change in control), the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of the Bank and the Company for a period of one year following the executive’s termination of employment. The employment agreements also include provisions protecting the Company’s and Bank’s confidential business information.

Change in Control Agreement

We maintain a change in control agreement with Mr. Plante. The change in control agreement has a term that extends automatically for one additional year each January 1st, so that the remaining term is two years, unless either the Bank, the Company and/or the executive gives written notice at least 60 days prior to the renewal date that the agreement will not be renewed. Notwithstanding the foregoing, if the Company or the Bank enters into a transaction that would be considered a change in control as defined under the agreement, the term of the agreement would extend automatically so that it would expire no less than two years beyond the effective date of the change in control.

In the event of the executive’s involuntary termination of employment for a reason other than for cause or upon the executive’s voluntary termination for good reason upon or within two years following the effective date of a change in control of the Company or the Bank, the executive would be entitled to a severance payment equal to the sum of two times the executive’s base salary in effect as of the date of termination or immediately prior to the change in control, whichever is higher, plus two times the greater of (1) the executive’s average annual cash bonus (but not less than target) for the three annual performance periods preceding the date of termination of employment or (2) the annual bonus paid to the executive for the most recent annual performance period. Such payment is payable in a lump sum within 30 days following the executive’s date of termination. In addition, provided the executive is eligible and timely elects continuing coverage under COBRA, the Bank will pay the executive consecutive monthly COBRA premium reimbursement payments for the level of coverage in effect for the executive (including the executive’s spouse and dependents) under the Bank’s group health plan for 18 months following the executive’s termination of employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and based on such review and discussions the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Peapack-Gladstone’s Annual Report on Form 10-K and the Proxy Statement.

The Compensation Committee

of the Board of Directors

F. Duffield Meyercord, Chair

Patrick M. Campion

Anthony J. Consi, II

Tony Spinelli

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for Peapack-Gladstone’s named executive officers. For a summary of the Committee’s decisions on compensation awarded to our named executive officers in 2024, see the “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Douglas L. Kennedy	2024	847,690	-	617,208	762,921	47,404	424,133	2,699,356
President & CEO of Peapack-	2023	823,000	-	1,352,333	370,350	35,724	422,920	3,004,327
Gladstone and the Bank	2022	731,000	-	1,352,326	657,900	6,202	322,620	3,070,048
Frank A. Cavallaro	2024	386,250	-	262,474	248,624	-	20,700	918,048
Senior Executive Vice	2023	375,000	-	149,970	112,500	-	38,077	675,547
President and CFO of Peapack-	2022	57,693	200,000	-	-	-	-	257,693
Gladstone and the Bank
Robert A. Plante	2024	390,988	-	194,517	188,163	-	20,700	794,368
Executive Vice President	2023	379,600	-	419,725	92,528	-	19,800	911,653
and Chief Operating Officer	2022	365,000	-	419,741	164,250	-	19,800	968,791
of Peapack-Gladstone
and the Bank
John P. Babcock	2024	582,774	-	495,048	375,124	23,702	223,520	1,700,168
Senior Executive Vice President	2023	565,800	-	926,478	198,380	17,862	222,326	1,930,846
of Peapack-Gladstone	2022	545,000	-	926,477	327,000	3,101	172,094	1,973,672
and President of Private
Wealth Management
Gregory M. Smith	2024	380,276	-	323,040	244,779	-	20,700	968,795
Senior Executive Vice	2023	369,200	-	603,472	129,220	-	19,800	1,121,692
President and President of	2022	355,000	-	577,981	213,000	-	19,800	1,165,781
Commercial Banking of
Peapack-Gladstone and the Bank

(1)
Represents the aggregate grant date fair value of restricted stock units and phantom stock unit awards in accordance with ASC 718 on the date of grant. See "Compensation Discussion and Analysis - Elements of Compensation and Decisions - Long-Term Incentive Awards" for a discussion of how these grants were calculated.
(2)
Amounts represent short-term incentive awards (cash) paid in the first quarter of 2025 under our EPP based on 2024 performance achievement. See “Compensation Discussion and Analysis - Elements of Compensation and Decisions - Short-Term Incentive Awards - Performance Calculation” for a discussion of how these payments were calculated.
(3)
The following table itemizes the compensation in this column for 2024. The table excludes perquisites that did not exceed $10,000 in the aggregate for each named executive officer.

Name	Company Contributions to 401(k) Plan	Deferred Retention Award Plan (A)	BOLI Premiums	Total
Douglas L. Kennedy	$20,700	$400,000	$3,120	$423,820
Frank A. Cavallaro	20,700	-	-	20,700
Robert A. Plante	20,700	-	-	20,700
John P. Babcock	20,700	200,000	2,820	223,520
Gregory M. Smith	20,700	-	-	20,700

(A)
This is a defined contribution plan with annual cash contributions of $400,000 for Mr. Kennedy and $200,000 for Mr. Babcock. The account balance receives interest based on the Wall Street Journal prime rate, provided that the rate will not exceed 7.5%.

Grants of Plan-Based Awards

The following tables set forth additional detail regarding 2024 incentive compensation non-equity (cash) and stock award grants under the Executive Performance Plan.

	Estimated Payouts Under the Short-Term
	(Cash) Incentive Plan
Name (1)	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)	Actual Cash Payments ($) (5)
Douglas L. Kennedy	$508,614	$720,537	$1,059,613	$762,921
Frank A. Cavallaro	173,812	231,750	366,744	248,624
Robert A. Plante	127,071	175,945	273,692	188,163
John P. Babcock	262,248	349,664	553,344	375,124
Gregory M. Smith	171,124	228,166	361,072	244,779

(1)
Cash incentive was based 75% on Company performance and 25% on individual performance.
(2)
Assuming both Company and individual performance are rated at Threshold.
(3)
Assuming both Company and individual performance are rated at Target.
(4)
Assuming both Company and individual performance are rated at Maximum.
(5)
Actual cash payments were based on Company performance at Target and individual/strategic performance that was rated at Target+. See “Compensation Discussion and Analysis – Short-Term Incentive Awards (Cash).”

	Estimated Payouts Under the Long-Term (Stock) Incentive Plan
					Grant Date
	Performance Based Awards			Time Based Awards:	Fair Value of
Name	Threshold (#)	Target (#) (1)	Maximum (#)	Number of Units (2)	Stock Awards (3)	Grant Date
Douglas L. Kennedy	8,515	15,482	25,545	10,321	$617,208	3/20/2024
Frank A. Cavallaro	3,621	6,584	10,864	4,389	262,474	3/20/2024
Robert A. Plante	2,683	4,879	8,050	3,253	194,517	3/20/2024
John P. Babcock	6,830	12,418	20,490	8,278	495,048	3/20/2024
Gregory M. Smith	4,457	8,103	13,370	5,402	323,040	3/20/2024

(1)
Target represents number of restricted phantom stock units granted. The awards cliff vest after a three-year period from zero to maximum based on the achievement of various metrics, including EPS growth, total shareholder return, core deposit growth and credit quality metrics relative to a peer group.
(2)
Represents number of restricted phantom stock units granted. The awards are time-based and vest in three equal annual installments beginning on the anniversary of the date of grant.
(3)
The grant date fair value is based on Peapack-Gladstone’s stock price of $30.96 on the date of grant multiplied by (a) the number of performance-based awards at the target level and (b) the number of time-based awards. See “Compensation Discussion and Analysis – Elements of Compensation and Decisions - Long Term Incentive Awards (Restricted Stock Units).”

Outstanding Equity Awards at Fiscal Year-End

The following table represents restricted stock units and phantom stock units outstanding for each named executive officer as of December 31, 2024. The market value of restricted stock units and phantom stock units that have not vested is calculated using our closing market price of $32.05 as of December 31, 2024. There were no outstanding options for any of the named executive officers as of December 31, 2024.

	Restricted or Phantom Stock Units
Name	Grant Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested (8)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested (8)
Douglas L. Kennedy	3/20/2020	6,518	(2)	$208,902	-		$-
	3/20/2021	5,653	(2)	181,179	-		-
	3/20/2022	11,026	(3)	353,383	18,374	(4)	588,887
	3/20/2023	13,978	(3)	447,995	26,208	(5)	839,966
	3/20/2024	10,321	(6)	330,788	15,482	(7)	496,198
Frank A. Cavallaro	3/20/2023	3,230	(1)	103,522	-		-
	3/20/2024	4,389	(6)	140,667	6,584	(7)	211,017
Robert A. Plante	3/20/2020	2,029	(2)	65,029	-		-
	3/20/2021	1,717	(2)	55,030	-		-
	3/20/2022	3,423	(3)	109,707	5,703	(4)	182,781
	3/20/2023	4,339	(3)	139,065	8,134	(5)	260,695
	3/20/2024	3,253	(6)	104,259	4,879	(7)	156,372
John P. Babcock	3/20/2020	4,626	(2)	148,263	-		-
	3/20/2021	3,998	(2)	128,136	-		-
	3/20/2022	7,556	(3)	242,170	12,588	(4)	403,445
	3/20/2023	9,576	(3)	306,911	17,955	(5)	575,458
	3/20/2024	8,278	(6)	265,310	12,418	(7)	397,997
Gregory M. Smith	3/20/2020	2,928	(2)	93,842	-		-
	3/20/2021	1,506	(2)	48,267	-		-
	3/20/2022	4,713	(3)	151,052	7,853	(4)	251,689
	3/20/2023	6,238	(3)	199,928	11,695	(5)	374,825
	3/20/2024	5,402	(6)	173,134	8,103	(7)	259,701
(1)
Restricted stock units vest in three equal annual commencing on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.
(2)
Phantom stock vests in five equal annual installments beginning on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.

(3)
Restricted stock units vest in five equal annual installments beginning on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.
(4)
Performance-based restricted stock units, which will cliff vest in three years based on the achievement of EPS growth, liquidity and credit quality metrics over a three-year period compared to an established peer group. Upon termination of employment by reason of death or disability, the restricted stock units will vest at target. Upon a change in control, restricted stock units will vest at the greater of the target level or the level determined after conducting the performance calculation.
(5)
Performance-based restricted stock units, which will cliff vest in three years based on the achievement of EPS growth, total shareholder return and credit quality metrics over a three-year period compared to an established peer group. Upon termination of employment by reason of death or disability, the restricted stock units will vest at target. Upon a change in control, restricted stock units will vest at the greater of the target level or the level determined after conducting the performance calculation.
(6)
Phantom stock vests in three equal annual installments beginning on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.
(7)
Performance-based phantom stock, which will cliff vest in three years based on the achievement of EPS growth, total shareholder return, credit quality metrics and core deposit growth over a three-year period compared to an established peer group. Upon termination of employment by reason of death of disability, the restricted stock units will vest at target. Upon a change in control, restricted stock units will vest at the greater of the target level or the level determined after conducting the performance calculation.
(8)
Based on a closing price of Company common stock of $32.05 on December 31, 2024.

Option Exercises and Stock Vested

The following table represents the vesting of restricted stock units during 2024. There were no stock options exercised by any named executive officers in 2024.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized On Vesting (1)
Name	(#)	($)
Douglas L. Kennedy	7,168	171,459
Frank A. Cavallaro	1,614	38,607
Robert A. Plante	2,224	53,198
John P. Babcock	4,910	117,447
Gregory M. Smith	3,172	75,874

(1)
The value realized upon vesting is equal to the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares vested. In each case, the amount reported is the aggregate of shares vesting from more than one grant of restricted stock.

Nonqualified Deferred Compensation

	Company Contributions in 2024	Aggregate Earnings in 2024	Aggregate Balance as of December 31, 2024
Name	($)	($) (1)	($)
Douglas L. Kennedy	400,000	158,013	2,417,107
Frank A. Cavallaro	-	-	-
Robert A. Plante	-	-	-
John P. Babcock	200,000	79,006	1,208,554
Gregory M. Smith	-	-	-

(1) Above market interest of $47,404 for Mr. Kennedy and $23,702 for Mr. Babcock are included in the summary compensation table.

Pay Versus Performance

In accordance with applicable SEC rules, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company Performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Douglas L. Kennedy (1)	Compensation Actually Paid to Douglas Kennedy (1), (2), (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1), (2), (3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income (In Millions)	Diluted EPS Compared to Peer Group (5)
					Company TSR	Peer Group TSR
2024	$2,699,356	$2,908,284	$1,095,345	$1,195,001	$107.60	$130.90	$32.99	$1.85
2023	$3,004,327	$2,478,130	$1,159,935	$925,306	$99.38	$115.64	$48.85	$2.71
2022	$3,070,048	$3,239,967	$1,380,828	$1,416,241	$123.17	$116.10	$74.25	$4.00
2021	$2,523,657	$3,753,878	$1,103,177	$1,711,909	$116.48	$124.74	$56.62	$2.93
2020	$2,214,020	$2,499,668	$1,016,938	$1,118,518	$74.42	$91.29	$26.19	$1.37

1.
Douglas L. Kennedy was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for the 2023 and 2024 years presented were Frank A. Cavallaro, John P. Babcock, Robert A. Plante, and Gregory M. Smith. The individuals comprising the Non-PEO NEOs for the 2020, 2021 and 2022 years presented were Jeffrey J. Carfora, John P. Babcock, Robert A. Plante, and Gregory M. Smith.
2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Douglas L. Kennedy	Exclusion of Stock Awards for Douglas L. Kennedy	Inclusion of Equity Values for Douglas L. Kennedy	Compensation Actually Paid to Douglas L. Kennedy
2024	$2,699,356	$(617,208)	$826,136	$2,908,284

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,095,345	$(318,770)	$418,426	$1,195,001

4.
The Peer Group TSR set forth in this table utilizes the KBW NASDAQ Regional Banking Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW NASDAQ Regional Banking Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5.
We determined Diluted EPS to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024, 2023 and in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Douglas L. Kennedy	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Douglas L. Kennedy	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Douglas L. Kennedy	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Douglas L. Kennedy	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Douglas L. Kennedy	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Douglas L. Kennedy	Total - Inclusion of Equity Values for Douglas L. Kennedy
2024	$817,840	$143,247	$-	$(134,951)	$-	$-	$826,136

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
2023	$422,391	$52,253	$-	$(56,218)	$-	$-	$418,426

Relationship Between Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the cumulative TSR of the KBW NASDAQ Regional Banking Index over the same period.

Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Diluted EPS

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Diluted EPS during the five most recently completed fiscal years.

List of Most Important Financial Performance Measures

The following list presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs to Company performance for 2024. The measures in this table are not ranked.

•
Pre-Tax Income Before Provision for Credit Losses Compared to Budget/Target
•
Diluted Earnings per Share (EPS) Compared to Budget/Target
•
Diluted Earnings per Share (EPS) Growth Compared to Peer Group
•
TSR Compared to Peer Group
•
Credit Quality (Allowance for Credit Losses / Total Loans) Compared to Peer Group
•
Credit Quality (Non-Performing Assets / Total Assets) Compared to Peer Group
•
Core Deposit Growth Compared to Peer group

CEO Pay Ratio

As required by Item 402(u) of SEC Regulation S-K, we are providing the following information:

For fiscal 2024, our last completed fiscal year:

▪
The median of the annual total compensation of all employees of our Company was $107,993; and
▪
The annual total compensation of Mr. Kennedy, our CEO, was $2,492,621.

Based on this information, the ratio for 2024 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 23 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

1.
As of December 31, 2024, our employee population consisted of approximately 630 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.
2.
To find the median of the annual total compensation of all our employees, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2024. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2024, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.
3.
We identified a median cohort of 16 employees using this compensation measure and methodology. For the median cohort, we added together all of the elements of such employees’ compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
4.
Based on the total compensation calculation outlined in Step 3, we selected the employee within the median cohort with the median total compensation.
5.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

Peapack-Gladstone and the Bank maintain employment agreements with Messrs. Kennedy, Cavallaro, Babcock and Smith, which set forth the terms of employment of the officers and provide for benefits in the event of termination without “cause.” Peapack-Gladstone and the Bank have also entered into a change in control agreement with Mr. Plante, which provides for benefits in the event a termination without “cause” or for “good reason” during a specified period following a merger or acquisition of Peapack-Gladstone. A detailed description of the employment agreements and change in control agreement may be found in the section entitled “Compensation Discussion and Analysis - Compensation Review - Employment Agreements” and “- Change in Control Agreement.”

The following table shows the potential payments under each named executive officer’s employment agreement or change in control agreement if the executive officer had terminated employment with the Company effective December 31, 2024, under each of the following retirement or termination circumstances: (1) death or disability; (2) voluntary resignation or dismissal for cause; (3) retirement; (4) dismissal without cause; and (5) dismissal without cause or resignation for good reason following a change in control of Peapack-Gladstone. These payments are considered estimates as they contain some assumptions regarding stock price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Compensation and/or Benefits Payable Upon Termination	Death or Disability	Voluntary Resignation or Dismissal For Cause	Retirement	Dismissal Without Cause (no Change in Control) (1) (2)	Dismissal Without Cause or Resignation For Good Reason (following a Change in Control) (1) (2) (3)
Douglas L. Kennedy
Cash Severance	$-	$-	$-	$1,695,380	$4,229,220
Equity Acceleration (4)	2,620,312	-	2,620,312	-	2,620,312
Phantom Acceleration (4)	826,986		826,986		826,986
Welfare Benefits Continuation	-	-	-	-	50,520
Life Insurance Benefit (5) (6)	1,250,000	-	-	-	273,197
Total Benefit	$4,697,298	$-	$3,447,298	$1,695,380	$8,000,235
Frank A. Cavallaro
Cash Severance	$-	$-	$-	$772,500	$1,627,500
Equity Acceleration (4)	103,522	-	103,522	-	103,522
Phantom Acceleration (4)	351,684		351,684		351,684
Welfare Benefits Continuation	-	-	-	-	56,572
Life Insurance Benefit (5) (6)	-	-	-	-	-
Total Benefit	$455,206	$-	$455,206	$772,500	$2,139,278
Robert A. Plante
Cash Severance	$-	$-	$-	$-	$1,062,661
Equity Acceleration (4)	812,307	-	812,307	-	812,307
Phantom Acceleration (4)	260,631		260,631		260,631
Welfare Benefits Continuation	-	-	-	-	50,743
Life Insurance Benefit (5) (6)	-	-	-	-	-
Total Benefit	$1,072,938	$-	$1,072,938	$-	$2,186,342
John P. Babcock
Cash Severance	$-	$-	$-	$1,165,548	$2,600,352
Equity Acceleration (4)	1,804,383	-	1,804,383	-	1,804,383
Phantom Acceleration (4)	663,307		663,307		663,307
Welfare Benefits Continuation	-	-	-	-	38,646
Life Insurance Benefit (5) (6)	1,250,000	-	-	-	139,981
Total Benefit	$3,717,690	$-	$2,467,690	$1,165,548	$5,246,669
Gregory M. Smith
Cash Severance	$-	$-	$-	$-	$1,124,699
Equity Acceleration (4)	1,119,603	-	1,119,603	-	1,119,603
Phantom Acceleration (4)	432,835		432,835		432,835
Welfare Benefits Continuation	-	-	-	-	76,811
Life Insurance Benefit (5) (6)	-	-	-	-	-
Total Benefit	$1,552,438	$-	$1,552,438	$-	$2,753,948

(1)
The term “cause” generally means: (i) a material failure to perform the duties assigned to the named executive officer related to the named executive officer's position or imposed upon the named executive officer by applicable law, and such failure to perform constitutes self-dealing, willful misconduct or recklessness; (ii) committing an act of dishonesty in the performance of the named executive officer’s duties related to the named executive officer’s position or engaging in conduct materially detrimental to the business of the Bank; (iii) a conviction of a felony or misdemeanor involving moral turpitude; (iv) a material failure to perform the named executive officer’s duties related to the named executive officer’s position, which such breach or failure is not remedied by the named executive officer within 30 days after written demand from the Bank; (v) a knowing failure to follow lawful, written directives of the Board of Directors of the Company and/or the Bank; or (vi) engagement in any material employment act or practice, including but not limited to, sexual harassment, forbidden by the Bank in its employment manual.
(2)
The term “change in control” generally means: (i) the acquisition by any one person, or more than one person acting as a group, of stock of the Bank or the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Bank’s or the Company’s stock; (ii) the acquisition by any one person, or more than one person acting as a group, during a 12-month period ownership of stock of the Bank or the Company possessing 30% or more of the total voting power of the Bank’s or the Company’s stock; (iii) a change in the board of the Bank or the Company such that, during any 12-month period, a majority of the directors are replaced by the directors whose appointment or election is not endorsed by a majority of the members of the board prior to the appointment or election; (iv) a change in ownership by any one person, or more than one person acting as a group, of a substantial portion of the Bank’s or the Company’s assets.
(3)
The term “good reason” generally means: (i) a material reduction in the named executive officer’s base salary; (ii) a material reduction in the named executive officer’s authority, duties or responsibilities from the position and attributes associated with the named executive officer’s position; (iii) a change in the named executive officer’s primary office or location resulting in an increase in the named executive officer’s commute of 25 miles or more; or (iv) a material breach of the named executive officer’s employment or change in control agreement, as applicable, by the Bank.
(4)
Our 2012 Long-Term Stock Incentive Plan and 2021 Long-Term Incentive Plan, and the applicable award agreements, provide that equity awards assumed by any acquiror will vest only upon specified termination events following a change in control. If awards are not assumed by the acquiror, then outstanding awards will vest upon the change in control. With respect to awards assumed by the surviving entity in connection with a change in control, if the grantee’s employment is terminated without cause or, in certain cases, if the grantee resigns for good reason, within two years after the effective date of the change in control, then the grantee’s outstanding options become fully vested, and unless otherwise provided in the agreement, outstanding performance-based awards will be deemed to have been earned at the target level, or at a level in excess of target in the Committee’s discretion, and paid on a pro-rated basis based upon the length of time the grantee was employed during the performance period. The value of equity acceleration reported is based on the market price of $32.05 as of December 31, 2024.
(5)
Peapack-Gladstone has purchased bank-owned life insurance and entered into a split-dollar plan with certain named executive officers and certain other employees to provide current and post-employment life insurance in an amount that ranges from $25,000 to 2.5 times the executive’s annual base salary. A benefit of 2.5 times the executive’s salary, which is represented under the death or disability column is paid if the executive dies while employed by Peapack-Gladstone. The life insurance benefit of 2.5 times the executive's annual base salary vests if the executive becomes disabled prior to the termination of employment.
(6)
The life insurance benefit at dismissal without cause or resignation for good reason following a change in control represents the imputed income from December 31, 2022 through the end of the executive’s plan participation year (calculated on an actuarial basis) under Peapack-Gladstone’s Split-Dollar Plan. Upon a change in control, the executive would vest in the benefit of 2.5 times the executive’s annual base salary.

TRANSACTIONS WITH

RELATED PERSONS

Peapack-Gladstone uses the same policies and procedures for the review, approval and ratification of related persons transactions as described above under the caption “Director Independence.” In addition to the matters discussed above under the caption “Director Independence,” directors and officers and their associates were customers of and had transactions with the Bank during the year ended December 31, 2024, and it is expected that such persons will continue to have such transactions in the future. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Peapack-Gladstone, and, in the opinion of management of Peapack-Gladstone, did not involve more than normal risks of collectability or present other unfavorable features.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, any substantive proposals, including shareholder proposals, must be referred to in Peapack-Gladstone’s notice of shareholders’ meeting for such proposal to be properly considered at a meeting of Peapack-Gladstone.

Proposals of shareholders which are eligible under the rules of the SEC to be included in Peapack-Gladstone’s year 2026 proxy materials must be received by the Secretary of Peapack-Gladstone no later than November 20, 2025.

Under new SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to the Company’s annual meeting of shareholders to be held in 2025 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is February 28, 2026.

Under the terms of our bylaws, a shareholder who intends to nominate a person for election to our Board or to present an item of business at the 2026 Annual Meeting (other than a proposal submitted for inclusion in our proxy materials) must deliver to the Secretary of Peapack-Gladstone Bank written notice of such business, including the information specified in the bylaws, between December 30, 2025 and January 29, 2026. If Peapack-Gladstone advances its 2026 Annual Meeting date more than 30 days from the anniversary date of its 2025 Annual Meeting or delays it more than 70 days, then notice by the shareholder to be timely must be delivered not earlier than 90 days prior to the annual meeting date and not later than the close of business 10 days following the day on which the public announcement of the date of the meeting is made. If Peapack-Gladstone changes the date of its 2026 Annual Meeting in a manner that alters the deadline, Peapack-Gladstone will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or notify its shareholders by another reasonable means.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated in this proxy statement. Should any other matter properly come before the meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

APPENDIX A

PEAPACK-GLADSTONE FINANCIAL CORPORATION

2025 LONG-TERM INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this Peapack-Gladstone Financial Corporation 2025 Long-Term Incentive Plan (the “Plan”) is to promote the long-term financial success of Peapack-Gladstone Financial Corporation (the “Company”), and its Subsidiaries, including Peapack Private Bank & Trust (the “Bank”) by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s shareholders through the ownership of shares of Company Stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable shareholder approval requirements. The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. Upon shareholder approval of the Plan, no further awards shall be granted under the Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan (the “2021 LTIP”), which shall remain in existence solely for the purpose of administering outstanding grants under the 2021 LTIP.

Section 1.2 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees, Directors and Service Providers.

Section 1.4 Definitions. Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

ARTICLE 2 - AWARDS

Section 2.1 General. Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions provided by the Committee with respect to the Award and as evidenced in an Award Agreement. Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a) Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board of Directors, whichever is earlier, or (ii) to a non-employee. Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan to an employee shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any modification will be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b) Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

(c) Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of Stock multiplied by the number of Restricted Stock Units being settled.

(d) Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1 under “Performance Award.”

Section 2.2 Stock Options.

(a) Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of Stock Options covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions for vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Stock Options may be granted as Performance Awards.

(b) Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Shareholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Shareholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c) Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without shareholder approval.

(d)Prohibition Against Repricing. Except for adjustments pursuant to Section 3.4 or reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Stock Options or other Awards), replacement grants, or other means.

(e) Prohibition on Paying Dividends. No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3. Restricted Stock Awards.

(a) Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b) Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i) Dividends. No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

(ii) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.

(iii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in its direction (if the Participant is not a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4 Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i) A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units. The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.

(ii) Restricted Stock Units may be granted as Performance Awards.

(iii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and/or (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv) A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(v) No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5 Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or in connection with an Involuntary Termination at or following a Change in Control as set forth in Article 4.

Section 2.6 Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2½ months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a) Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and may be exercised only for a period of three (3) months following termination and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested), and all Restricted Stock Awards and Restricted Stock Units that have not vested, shall expire and be forfeited.

(c) Upon Termination of Service on account of Disability or death, all Service-based Stock Options shall be fully exercisable, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole and partial months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service.

(d) In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and all Stock Options that have not vested as of as of the date of Termination of Service due to Retirement shall expire and be forfeited. In the event of Termination of Service due to Retirement, all Restricted Stock Awards and Service-based Restricted Stock Units that have not vested as of the date of Termination of Service due to Retirement shall expire and be forfeited and all Restricted Stock Units that vest based on the achievement of performance targets shall vest, pro-rata, at the end of the applicable performance period, assuming achievement at target or better, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level), by (ii) a fraction, the numerator of which is the number of whole and partial months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period.

(e) Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(f) Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

ARTICLE 3 - Shares Subject to Plan

Section 3.1 Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to (i) 390,000 shares of Stock, plus (ii) the number of shares of Stock that were reserved but not issued under the 2021 LTIP and remain available for grant under the 2021 LTIP immediately prior to the Effective Date, plus (iii) any shares of Stock returned to the Company’s 2021 LTIP after the Effective Date of this Plan as a result of expiration, cancellation, or forfeiture of awards issued under the 2021 LTIP, and shall be subject to adjustment as provided herein. Subject to the limitations set forth in this Section 3.2, Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units or Stock Options and all Awards may be granted as either Restricted Stock Awards, Restricted Stock Units or Stock Options, in the discretion of the Committee, and all Stock Options may be granted as Incentive Stock Options. The aggregate number of shares available for grant under the Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided herein and in Section 3.4. As of the Effective Date, no further grants will be made under the 2021 LTIP.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or Restricted Stock Unit, the number of shares of Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; or (ii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised, rather than by the net number of shares of Stock issued.

Section 3.3. Limitations on Grants to Directors.

(a) Stock Options, Restricted Stock Awards and Restricted Stock Units – Non-Employee Directors. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options, Restricted Stock Awards or

Restricted Stock Units granted to any one individual non‑Employee Director during any calendar year shall be a number equal to the quotient of (i) $450,000 divided by (ii) the Fair Market Value of a share of Stock for a grant of Restricted Stock Awards or Restricted Stock Units on the date of grant or, for Stock Options, the fair value on the date of grant as determined under applicable accounting standards.

(b) Awards Subject to Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4 Corporate Transactions.

(a) General. If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a) Upon an Involuntary Termination at or following a Change in Control, all Service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b) Upon an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(c) Upon an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

(d) Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.

Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a) A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

(b) A change in the effective control of the Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing 30% or more of the total voting power of the stock of the Bank or Company, or (ii) a majority of the members of the Bank’s or Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank’s or Company’s board of directors prior to the date of the appointment or election.

(c) A change in a substantial portion of the Bank’s or Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).

ARTICLE 5 - COMMITTEE

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board of Directors shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors, or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and Service Providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

(e) The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, Section 422 with respect to the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of the provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s shareholders.

Section 6.2 Amendment to Conform to Law and Accounting. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c) No Rights as a Shareholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a shareholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family

Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3 Designation of Beneficiaries. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the shareholders of the Company for approval (and any subsequent approval by the shareholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.

Section 7.6 Form and Time of Elections; Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b) Payment in Stock. The Committee may require or permit the Company's tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board or directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New Jersey shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s President and Chief Executive Officer and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18 Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the expiration date of the Stock Option may be automatically exercised in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable minimum tax withholding.

Section 7.19 Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20. Awards Subject to Company Clawback Policies and Restrictions.

(a)
Clawback Policies. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.
(b)
Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(c)
Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

Award” means any Stock Option, Restricted Stock Award, Restricted Stock Unit or Performance Award or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of (i) Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud or dishonesty; (ii) the willful commission by Participant of a criminal or other act that, in the reasonable judgment of the Board will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by Participant of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) Participant’s material violation of the Bank’s Code of Ethics; (v) the continuing willful failure of Participant to perform his employment duties to the Company or Bank after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board; (vi) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or a Subsidiary to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Participant should reasonably know to be relevant to such investigation, after being instructed by the Company or a Subsidiary to preserve such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or (vii) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Participant’s employment by the Company or the Bank. Notwithstanding anything else herein to the contrary, in the event that an employee or Director is terminated or removed for Cause, or resigns at a time when Cause exists, or if, following termination, resignation or removal it is determined that Cause existed at the time of such termination, resignation or removal, then any and all Options and Awards will automatically be terminated and void as of the date that Cause arose, and no notice to that effect is required in order to effect that result.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

“Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.

“Disinterested Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation

S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

“Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

“Good Reason.” A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i) a material reduction in Participant’s base salary or base compensation;

(ii) a material diminution in Participant’s authority, duties or responsibilities without the written consent of Participant;

(iii) a change in the geographic location at which Participant must perform the Participant’s duties that is more than twenty-five (25) miles from the location of Participant’s principal workplace; or

(iv) in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

Notwithstanding the foregoing, in the event an Award is subject to Code Section 409A, then “Good Reason” shall be defined in accordance with Code Section 409A, including the requirement that a Participant gives 60 days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition and the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.1(a).

“Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total shareholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

“Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

“Retirement” means retirement from employment with the Company or a Subsidiary, but only if such person meets all of the following requirements: (i) has a minimum combined total of years of Service to the Company or any Subsidiary (excluding Service to any acquired company) and age equal to eighty (80), (ii) has attained age sixty-two (62) or older, and (iii) provides six (6) months prior written notice to the Company of the retirement. For Directors, the term "Retirement" shall mean the date on which the Director ceases to be a member of the Board after both attaining age sixty (60) and completing at least ten (10) years of Service on the Board. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors of the Company and the Bank in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire. A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means service as an Employee or non-employee Director of, or a Service Provider to, the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee, Director or Service Provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as Employee, Director or Service Provider (except as otherwise provided in the Award Agreement).

“Service Provider” means any natural person (other than a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or the Subsidiary and the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Stock” means the common stock of the Company, no par value per share.

“Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

“Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director), or Service Provider, regardless of the reason for such cessation, subject to the following:

(1) The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries. Unless the Committee determines otherwise, an Employee Participant shall not be deemed to have a Termination of Service if such Participant remains in the Service of the Company or a Subsidiary as a Service Provider.

(2) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to whom the Participant is providing Services.

(4) Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5) With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) Indications of time of day mean East Coast time;

(f) The word “including” means “including, but not limited to”;

(g) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Logo Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/PGC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PGC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposals 2, 3, and 4. A Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposals 2, 3, and 4. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Carmen M. Bowser 02 - Patrick M. Campion 03 - Susan A. Cole 04 - Anthony J. Consi, II 05 - Richard Daingerfield 06 - Edward A. Gramigna, Jr. 07 - Peter D. Horst 08 - Steven A. Kass 09 - Douglas L. Kennedy 10 - F. Duffield Meyercord 11 - Patrick J. Mullen 12 - Philip W. Smith, III 13 - Tony Spinelli 14 - Beth Welsh For Against Abstain For Against Abstain 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. 3. To approve the Peapack-Gladstone Financial Corporation 2025 Long-Term Incentive Plan. 4. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 044E2C

The Peapack-Gladstone Financial Corporation Shareholders Meeting (the “Annual Meeting”) will be conducted solely online via live webcast. You will be able to virtually attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: https://meetnow.global/MXDAAPC on Tuesday, April 29, 2025 at 10:00 am, Eastern Time as described in our proxy statement. If you plan to virtually attend and participate in the Annual Meeting, please retain these documents that contain your control number, which will be required for you to access the meeting as a shareholder Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The material is available at: www.envisionreports.com/PGC Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PGC q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Peapack-Gladstone Financial Corporation Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 29, 2025 Richard Daingerfield, Philip W. Smith III, and Beth Welsh, or any of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation to be held on April 29, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the nominees listed and FOR items 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

Logo Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposals 2, 3, and 4. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Carmen M. Bowser 02 - Patrick M. Campion 03 - Susan A. Cole 04 - Anthony J. Consi, II 05 - Richard Daingerfield 06 - Edward A. Gramigna, Jr 07 - Peter D. Hors 08 - Steven A. Kass 09 - Douglas L. Kennedy 10 - F. Duffield Meyercord 11 - Patrick J. Mullen 12 - Philip W. Smith, III 13 - Tony Spinelli 14 - Beth Welsh For Against Abstain For Against Abstain 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. 3. To approve the Peapack-Gladstone Financial Corporation 2025 Long-Term Incentive Plan. 4. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 044EAC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The material is available at: www.edocumentview.com/PGC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Peapack-Gladstone Financial Corporation Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 29, 2025 Richard Daingerfield, Philip W. Smith III, and Beth Welsh, or any of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation to be held on April 29, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the nominees listed and FOR items 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)

Logo Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 4:00 pm on April 23, 2025. This 401(k) Vote Authorization Form must be completed and returned no later than April 23, 2025. Online Go to www.envisionreports.com/PGC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PGC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting – 401(k) Vote Authorization Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposals 2, 3, and 4. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Carmen M. Bowser 02 - Patrick M. Campion 03 - Susan A. Cole 04 - Anthony J. Consi, I 05 - Richard Daingerfield 06 - Edward A. Gramigna, Jr. 07 - Peter D. Horst 08 - Steven A. Kass 09 - Douglas L. Kennedy 10 - F. Duffield Meyercord 11 - Patrick J. Mullen 12 - Philip W. Smith, III 13 - Tony Spinelli 14 - Beth Welsh For Against Abstain For Against Abstain 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. 3. To approve the Peapack-Gladstone Financial Corporation 2025 Long-Term Incentive Plan. 4. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. 1UPX 044EFC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The material is available at: www.envisionreports.com/PGC Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PGC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Peapack-Gladstone Financial Corporation Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by the 401(k) Plan Trustee The undersigned hereby directs the trustee (the “Trustee”) of the Peapack-Gladstone Bank Employees Savings and Investment Plan (the “401(k) Plan”) to vote all the shares of common stock of Peapack-Gladstone Financial Corporation (the “Company”) allocated to the account of the undersigned in the 401(k) Plan at the 2025 Annual Meeting of Shareholders of the Company to be held on April 29, 2025 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. This 401(k) Plan Vote Authorization Form, when properly executed, will be voted by the Trustee in the manner directed, subject to the Trustee’s obligations under ERISA. If your directions are not received by April 23, 2025, the shares allocated to your account will not be voted. The Trustee, in its discretion, is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, subject to its obligations under ERISA. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Logo Online Go to www.envisionreports.com/PGC or scan the QR code — login details are located in the shaded bar below. Shareholders Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Peapack-Gladstone Financial Corporation Shareholders Meeting to be Held on Tuesday, April 29, 2025. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 proxy materials are available at: www.envisionreports.com/PGC Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/PGC. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 15, 2025 to facilitate timely delivery. 2NOT 044EEC

Shareholders Meeting Notice The Peapack-Gladstone Financial Corporation Shareholders Meeting will be conducted solely online via live webcast. You will be able to virtually attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: https://meetnow.global/MXDAAPC on Tuesday, April 29, 2025, at 10:00 am Eastern Time as described in our proxy statement. If you plan to virtually attend and participate in the PGFC Annual Meeting, please retain these documents that contain your control number, which will be required for you to access the meeting as a shareholder. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Peapack Gladstone Financial Corporation (the “Company”) Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4: 1. Election of Directors: 01 - Carmen M. Bowser 02 - Patrick M. Campion 03 - Susan A. Cole 04 - Anthony J. Consi, II 05 - Richard Daingerfield 06 - Edward A. Gramigna, Jr. 07 - Peter D. Horst 08 - Steven A. Kass 09 - Douglas L. Kennedy 10 - F. Duffield Meyercord 11 - Patrick J. Mullen 12 - Philip W. Smith, III 13 - Tony Spinelli 14 - Beth Welsh 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. 3. To approve the Peapack-Gladstone Financial Corporation 2025 Long-Term Incentive Plan. 4. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/PGC. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Peapack-Gladstone Financial Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 15, 2025.